                            LOAN AGREEMENT



                             Dated as of
                            April 30, 1998


                          between and among


                           UNIT CORPORATION
                UNIT DRILLING AND EXPLORATION COMPANY
                MOUNTAIN FRONT PIPELINE COMPANY, INC.
                        UNIT DRILLING COMPANY
                        UNIT PETROLEUM COMPANY
                       PETROLEUM SUPPLY COMPANY
                                 AND
                       UNIT ENERGY CANADA INC.

                             "Borrowers"

                                 and

                BANK OF OKLAHOMA, NATIONAL ASSOCIATION

                           BANKBOSTON, N.A.

                          NATIONSBANK, N.A.

                      LOCAL FEDERAL BANK, FSB

                               "Banks"

                                 and

                BANK OF OKLAHOMA, NATIONAL ASSOCIATION

                               "Agent"

                            LOAN AGREEMENT

      THIS LOAN AGREEMENT, dated as of April 30, 1998, ("Agreement"), is entered into among UNIT CORPORATION, a Delaware corporation ("Unit"), UNIT DRILLING AND EXPLORATION COMPANY, a Delaware corporation, MOUNTAIN FRONT PIPELINE COMPANY, INC., an Oklahoma corporation, UNIT DRILLING COMPANY, an Oklahoma corporation, UNIT PETROLEUM COMPANY, an Oklahoma corporation, PETROLEUM SUPPLY COMPANY, an Oklahoma corporation, and UNIT ENERGY CANADA INC., an Alberta, Canada corporation, each with its principal place of business at 1000 Kensington Tower 1, 7130 South Lewis, Tulsa, Oklahoma 74136 (collectively the "Borrowers") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, with principal offices at Bank of Oklahoma Tower, Seven East Second Street, Tulsa, Oklahoma 74172 ("BOK"); BANKBOSTON, N.A. with principal offices at 100 Federal Street, Boston, Massachusetts 02110 ("BankBoston"); NATIONSBANK, N.A., with offices at 515 South Boulder, Tulsa, Oklahoma, 74119 ("Nations"); and LOCAL FEDERAL BANK, FSB, with offices at 2250 East 73rd, Suite 625, Tulsa, Oklahoma 74136 ("Local Federal") (BOK, BankBoston, Nations and Local each being sometimes referred to herein, individually, as a "Bank", and collectively as the "Banks"); and BOK as Agent for the Banks (in such capacity, herein referred to as the "Agent").

      WITNESSETH:

      WHEREAS, the Borrowers have applied to the Banks for a certain revolving line of credit (the "Line Commitment") in the maximum principal amount of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000) to be evidenced by Borrowers' joint and several promissory notes dated as of even date herewith for the purposes of (i) paying off the aggregate unpaid balance of the existing loan owing by the Borrowers to BOK, BankBoston, Nations and American National
Bank and Trust Company of Shawnee ("ANB") under that certain Loan Agreement dated as of August 3, 1995, among Borrowers, BOK, BankBoston, Nations' predecessor-in-interest (Bank IV, Oklahoma, N.A.) and ANB, as Banks, and BOK, as the Agent for the Banks, as amended by First, Second and Third Amendments thereto dated as of September 4, 1996, December 16, 1996 and February 9, 1998, respectively (collectively the "Prior Loan Agreement"), (ii) funding future oil and gas property acquisitions and exploration and development drilling expenses,
(iii) the issuance of standby letters of credit from time to time in accordance with and subject to the terms, provisions and conditions hereof, (iv) funding general working capital requirements and (v) funding drilling operations and equipment expenditures;

      WHEREAS, pursuant to the terms and provisions hereof, the unpaid principal balance of the Line Commitment will be converted no later than May 1, 2002 to a thirty-six (36) month term loan (the "Term Commitment") (the Line Commitment and the Term Commitment are sometimes collectively referred to herein as the "Commitments"); and

      WHEREAS, the Banks are willing to extend the Commitments to the Borrowers upon the terms and conditions herein set forth, all of which are material to the Banks and without which the Banks would not be willing to extend the Commitments described above.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree, as follows:

                              ARTICLE I

                         CERTAIN DEFINITIONS

      When used herein, the following terms shall have the following meanings:

      1.1 "Applicable Prime Rate" shall mean the annual rate of interest announced by Chase Manhattan Bank (National Association) New York, New York ("Chase") from time to time as its prime or base rate, which shall be the rate used by Chase as a base or standard for pricing purposes and which shall not necessarily be its "best" or lowest rate. Should Chase cease to announce a prime or base rate, or should it be merged, consolidated, liquidated or dissolved in such a manner that it loses its separate corporate or banking identity, then the Applicable Prime Rate shall be the Prime Rate published by the Wall Street Journal in its "Money Rates" column, or a similar rate if such rate ceases to be published. Any change in the Applicable Prime Rate shall be effective as of the date of the change.

      1.2 "Business Day" shall mean a day other than a Saturday, Sunday or a day upon which banks in the State of Oklahoma are closed to business generally.

      1.3 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, together with all regulations and rulings promulgated with respect thereto.

      1.4  "Closing Date" shall mean the date of this Agreement.

      1.5 "Collateral" shall mean the Current Collateral and the Additional Collateral, as defined herein in Article IV.

      1.6 "Commitments" shall collectively mean the Line Commitment and the Term Commitment.

      1.7 "Consolidated Tangible Net Worth" shall mean the sum of (a) the par value of Unit's consolidated capital stock (excluding treasury stock), (b) Unit's consolidated additional paid-in capital, and (c) the amount of Unit's consolidated retained earnings minus any consolidated intangible assets such as organizational costs or good will all as reflected in the financial statements furnished to the Banks under this Agreement.

      1.8  "Conversion Date" shall have the meaning ascribed thereto in
Section 2.1 hereof below.

      1.9 "Corresponding Source of Funds" shall mean in the case of any Libor Rate Funding Segment of the Libor Rate Portion, the proceeds of hypothetical receipts by the Agent through a branch, subsidiary or affiliate of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Libor Rate Funding Period corresponding to such Libor Rate Funding Segment, having maturities approximately equal to such Libor Rate Funding Period and in an aggregate amount approximately equal to such Libor Rate Funding Segment.

      1.10 "Current Assets" shall mean the total amount of Unit's current assets determined in accordance with GAAP on a consolidated basis.

      1.11 "Current Liabilities" shall mean the total amount of Unit's current liabilities determined in accordance with GAAP on a consolidated basis, excluding, however (i) current maturities of indebtedness of the Borrowers to the Banks as provided in this Agreement.
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      1.12 "Current Maturities of Long Term Debt" shall mean obligations under
Long Term Debt due within one year or less, as reflected on Unit's financial statements furnished to the Banks pursuant to this Agreement.

      1.13 "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities (i.e., Consolidated Working Capital Ratio).

      1.14 "Default Rate" shall mean the Applicable Prime Rate plus five percentage points (5.0%) per annum.

      1.15 "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

      1.16 "Environmental Laws" shall mean Laws, including without limitation federal, state or local Laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata), including without limitation CERCLA, SARA, RCRA, HSWA, OPA, HMTA, TSCA and other Laws relating to (i) Polluting Substances or (ii) the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

      1.17 "ERISA" shall mean the Federal Employee Retirement Income Security Act of 1974, as amended, together with all regulations and rulings promulgated with respect thereto.

      1.18 "Event of Default" shall mean any of the events specified in
Section 8.1 of this Agreement, and "Default" shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

      1.19 "GAAP" shall mean generally accepted accounting principles applied on a consistent basis in all material respects to those applied in the preceding period. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.

      1.20 "hereby", "herein", "hereof", "hereunder" and similar such terms shall mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

      1.21 "HMTA" shall mean the Hazardous Materials Transportation Act, as amended, together with all regulations and rulings promulgated with respect thereto.

      1.22 "HSWA" shall mean the Hazardous and Solid Waste Amendments of 1984, as amended, together with all regulations and rulings promulgated with respect thereto.

      1.23 "Indebtedness" shall mean and include any and all: (i) indebtedness, obligations and liabilities of the Borrowers to the Banks and the Agent incurred or which may be incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Notes and all lawful interest, letters of credit fees, service fees, commitment fees and other charges, and all reasonable costs and expenses incurred in connection with the preparation, filing and recording of the Loan

Documents, including attorneys fees; (ii) all reasonable costs and expenses, including attorneys' fees, paid or incurred by the Banks or the Agent in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness and in protecting and preserving the Banks' interest in the Indebtedness or any collateral or security for any Indebtedness in any bankruptcy or reorganization proceeding, including interest on all sums so expended by the Banks or the Agent accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; (iii) sums expended by the Banks in curing any Event of Default or Default of the Borrowers under the terms of the Loan Documents or any other security agreement or other writing evidencing or securing the payment of the Notes together with interest on all sums so expended by the Banks or the Agent accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (iv) all "Indebtedness" or "Secured Indebtedness" as said terms are defined in each of the Loan Documents.

      1.24 "Intercreditor Agreement" shall mean the Intercreditor Agreement dated of even date herewith among BOK, Nations, BankBoston, Local Federal and the Agent.

      1.25 "Laws" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

      1.26 "Letters of Credit" shall mean any and all letters of credit issued by BOK pursuant to the request of any of the Borrowers in accordance with the provisions hereof which at any time remain outstanding and subject to draw by the beneficiary, whether in whole or in part.

      1.27 "Libor Rate" shall mean for any day the rate per annum of interest (rounded upwards, if necessary, to the nearest 1/16 of 1%) (which shall be the same for each day in the Libor Rate Funding Period selected) determined pursuant to the following formula:
                                                        Rate
                                                ------------------
           Libor Rate =            1.00 - Libor Reserve Percentage

The Libor Rate for any Libor Rate Funding Period for the Libor Rate Option will be determined by the Agent on the basis of the Libor Reserve Percentage in effect two (2) London Business Days prior to the first day of a Libor Rate Funding Period and the applicable Rate as described below. "Rate" means for any day the rate per annum of interest (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted for the "London Interbank Offered Rates (LIBOR)" by Agent's Capital Markets Division for the selected Libor Rate Funding Period available hereunder for the Libor Rate Option two (2) London Business Days prior to the first day of such Libor Rate Funding Period. "Libor Reserve Percentage" means, relative to any Libor Rate Funding Period available hereunder for the Libor Rate Option, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Federal Reserve System Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Federal Reserve System Board, having a term approximately equal or

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
comparable to such Libor Rate Funding Period. The Agent shall give prompt notice to the Borrowers of the Libor Rate so determined or adjusted, which determination or adjustment shall be conclusive if made in good faith absent manifest or demonstrable error.

      1.28 "Libor Rate Funding Period" shall have the meaning assigned to that term or described in Section 2.5(b) hereof.

      1.29 "Libor Rate Funding Segment" shall mean that portion of the outstanding principal amount of the Notes to which a Libor Rate Option applies for the applicable Libor Rate Funding Period beginning on a particular day and ending on another particular day.

      1.30 "Libor Rate Option" shall have the meaning assigned to that term in
Section 2.5(a) hereof.

      1.31 "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

      1.32 "Lien Notice" shall mean notice received or obtained by the Agent or the Banks or knowledge obtained by the Agent or the Banks of any Lien being claimed (whether valid or not) by any Person, other than the Agent or the Banks or a trustee on behalf of the Agent or the Banks, with respect to the Borrowers' assets and properties.

      1.33 "Line Loan" shall have the meaning ascribed to it in Section 2.1 of this Agreement.

      1.34 "Loan Documents" shall mean this Agreement, the Notes, the Security Instruments and all other documents, instruments and certificates executed and delivered to the Banks and the Agent by the Borrowers pursuant to the terms of this Agreement or the Security Instruments previously delivered to the Agent pursuant to the Prior Loan Agreement.

      1.35 "Loan Value" shall have the meaning assigned to that term or described in Section 3.1(b) hereof.

      1.36 "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market which is also a Business Day.

      1.37 "Long Term Debt" shall mean all obligations of Unit and its consolidated subsidiaries reflected on the consolidated financial statements furnished to the Banks that are due in more than one year.

      1.38 "Majority Banks" shall mean BOK and such other Banks (including permitted assignees of any of the Banks) whose aggregate Pro Rata Shares constitute sixty seven percent (67%).

      1.39 "Mineral Interests" shall mean all of the Borrowers' mineral and leasehold interests, including without limitation, producing oil and gas and other working or royalty interests therein.

      1.40 "Notes" shall have the meaning ascribed to it in Section 2.2 of this Agreement together with each and every extension, renewal, modification, replacement, substitution and change in form thereof which may be from time to time and for any term or terms effected.

      1.41 "OPA" shall mean the Oil Pollution Act of 1990, as amended, together with all regu-lations and rulings promulgated with respect thereto.

      1.42 "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

      1.43 "Options" shall mean the Prime Rate Option and the Libor Rate Option, as the case may be.

      1.44 "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

      1.45 "Polluting Substances" shall mean all pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in CERCLA/SARA, RCRA/HSWA and in the HMTA; provided, in the event either CERCLA/SARA, RCRA/HSWA or HMTA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the Laws of any State or other Tribunal establish a meaning for "hazardous substance," "hazardous waste," "hazardous RCRA/HSWA material," "solid waste" or "toxic substance" which is broader than that specified in CERCLA/SARA or HMTA, such broader meaning shall apply.

      1.46 "Prime Rate Option" shall have the meaning assigned to that term in
Section 2.5(a) hereof.

      1.47 "Pro Rata Share" shall mean for each of the Banks the percentage determined from time to time by dividing the principal amount outstanding under such Bank's respective Note by the aggregate principal amount outstanding under all of the Banks' Notes, pursuant to which each of BOK and Nations' initial Pro Rata Share will be thirty percent (30%), BankBoston's initial Pro Rata Share will be twenty-five percent (25%) and Local Federal's initial Pro Rata Share will be fifteen percent (15%).

      1.48 "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended, together with all regulations and rulings promulgated with respect thereto.

      1.49 "Redetermination Date" shall mean April 1 and October 1 of each year.

      1.50 "SARA" shall mean the Superfund Amendments and Reauthorization Act of 1987, as amended, together with all regulations and rulings promulgated with respect thereto.

      1.51 "Security Agreement" shall have the meaning assigned to that term in Article IV of this Agreement.

      1.52 "Security Instruments" shall mean the Security Agreement and all other financing statements, mortgages, assignments, security agreements, documents or writings of any and all amendments and supplements thereto, granting, conveying, assigning, transferring or in any manner providing the Agent with a security interest or mortgage lien in any property as security for the repayment of all or any part of the Indebtedness.

      1.53 "Taxes" shall mean all taxes, assessments, fees, or other charges or levies from time to time or at any time imposed by any Laws or by any Tribunal.

      1.54 "Term Loan" shall have the meaning ascribed to it in Section 2.4(a) of this Agreement.

      1.55 "Total Liabilities" shall mean the total amount of all liabilities of Unit, as reflected on the consolidated financial statements, including capitalized leases and excluding deferred taxes.

      1.56 "Tribunal" shall mean any municipal, state, commonwealth, Federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

      1.57 "TSCA" shall mean the Toxic Substances Control Act, as amended, together with all regulations and rulings promulgated with respect thereto.

      1.58 "Working Capital Provided from Operations" shall mean Unit's consolidated net income plus (minus) Unit's consolidated depreciation, noncurrent deferred income taxes, and other nonworking capital charges (credits), as such items are reflected in the financial statements furnished to the Banks pursuant to this Agreement.


                              ARTICLE II

                                LOANS

      2.1 Revolving Line of Credit. Each of the Banks agrees, severally and not jointly, upon the terms and subject to the conditions hereinafter set forth, to establish a combined revolving line of credit and make loans (the "Line Loan") to the Borrowers administered by the Agent from the Closing Date until May 1, 2002 (the "Conversion Date"), in such amounts as the Borrowers may from time to time request and BOK will issue letters of credit on Borrowers' account so long as the aggregate unpaid principal amount of the Line Loan advanced, outstanding and unpaid at any time under the Notes as cash advances thereon (including the unfunded portions of outstanding Letters of Credit issued pursuant to Section 2.3(b) hereof) does not exceed the lesser of (a) $100,000,000 (or such lesser amount as may be established from time to time pursuant to Section 2.7 hereof) (the "Commitment Amount") or (b) the Borrowing
Base (as determined in accordance with Section 3.1 hereof).   In no event shall
any of the Banks be obligated to make advances under this Agreement in excess of the stated principal amount of each Bank's respective Note.

      2.2 Notes. The Borrowers' obligation to repay the Line Loan made by the Banks, together with interest accruing thereon, shall be evidenced by Borrowers' four (4) joint and several promissory notes of even date herewith, in the form of Exhibits A-1, A-2, A-3 and A-4 attached hereto (which promissory notes, together with all extensions, renewals, substitutions, replacements,

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rearrangements and changes in form thereof are each sometimes hereinafter referred to, individually, as a "Note", and, collectively, as the "Notes").

      2.3  Advances; Letters of Credit.

           (a) Advances. Subject to the terms, conditions and limitations set forth in this Agreement, each Bank severally, and not jointly, agrees to advance its Pro Rata Share of each advance.

           Except for advances to reimburse the Banks for drafts paid under Letters of Credit, the Banks shall not be obligated to make any advance which is (i) in an amount less than $100,000 or, if greater than $100,000, in an amount not an integral multiple of $50,000, (ii) requested on or after the Conversion Date, or (iii) requested to be made while any Default or Event of Default is in existence, or when the making of such advance would cause a Default or an Event of Default to occur. Within such limitations and the limitations set forth in this Agreement, Borrowers may borrow, repay and reborrow under the Line Loan until the Conversion Date.

           Borrowers shall give Agent notice in writing (via fax) or by telephone at or before 12:00 o'clock noon (Tulsa, Oklahoma time) on the proposed date of any advance except that (other than for initial Line Loan advance hereunder on the Closing Date) Borrowers shall provide three (3) Business Days prior notice for any advance request for which the LIBOR Option is selected. Each such advance shall be made at the office of the Agent by crediting the amount of the advance to Unit's demand deposit account with the Agent styled as follows: Unit Corporation Account No. 209907163 (the "General Account"). In consideration of Banks and the Agent permitting Borrowers to make requests for Line Loan advances by telephone, Borrowers jointly state that they are fully aware of the risks attendant thereto, and agree to accept all such risks and to hold Banks and the Agent harmless from any loss which any Borrowers may incur by reason of any such nonwritten request, other than such as result from a Bank's or the Agent's gross negligence or wanton disregard.

           (b) Letters of Credit. Upon the Borrowers' application from time to time by use of BOK's standard form Letter of Credit Application Agreement and subject to the terms and provisions therein and herein set forth, BOK agrees to issue standby letters of credit on behalf of the Borrowers under the Line Commitment, provided that (i) any letters of credit issued on behalf of or on the account of Borrowers with an expiry date later than the Conversion Date, will, at the Banks' sole option, be fully secured and collateralized by cash or cash equivalent acceptable to the Banks in their sole discretion and held thereby from and after maturity, until expiration or cancellation of such letter(s) of credit or payment of all draws thereon on demand of the Banks, (ii) no letter of credit will be issued on behalf of or for the account of the Borrowers if at the time of issuance the outstanding amount of the unpaid Line Loan (including the aggregate outstanding and unfunded amount of unexpired letters of credit then existing) under the Line Commitment as evidenced by the Notes plus the maximum amount of such Letter of Credit then being requested would exceed the Borrowing Base, and (iii) in no event shall the aggregate amount of such out-standing letters of credit exceed $20,000,000. If any letter of credit is drawn upon at any time, each amount drawn, whether a full or partial draw thereon, shall be paid by wire transfer and reflected by the Banks as an advance on the Notes, based on the Banks' Pro Rata Share, effective as of the date the sight draft is honored and such letter of credit shall be canceled immediately, or partially reduced, as may be appropriate, upon such wire trans-fer. In consideration of BOK's agreement to issue letters of credit hereunder, the Borrowers agree to pay to the Agent letter of credit fees equal to two percent (2%) per annum on the face amount of each letter of credit plus normal processing fees, which such fees shall be paid to the Agent at the time of issuance of each applicable letter of credit by an automatic debit in such amount to the General Account (the "Letter of Credit
      Fees"). All letters of credit issued by BOK pursuant to this Agreement shall specify the volume, source and delivery period pertaining to the transaction.

      2.4 Principal. The principal balance of the Notes shall be paid as follows:

           (a) The principal balance of the Notes remaining unpaid as of the Conversion Date shall be payable in thirty-six (36) monthly installments, commencing on June 1, 2002, and continuing on the first (1st) day of each month thereafter through May 1, 2005 (the "Maturity"), as more fully described in the Notes (the "Term Loan").

           (b) Except as herein provided, Borrowers may from time to time prepay, without penalty or premium, all or any part of the Notes. Amounts so prepaid prior to the Conversion Date or amounts of the Line Commitment otherwise unused (subject to the other provisions of this Agreement) shall be available to re-advance or advance, as the case may be, as one or more advances under the Line Loan. Prepayments made on or after the Conversion Date shall be applied first to interest and then to the outstanding principal balance of and principal installments due under the Notes in the inverse order of maturity. Each payment made pursuant to this Section 2.4(b) shall be in addition to, and not in lieu of, all other payments of principal, interest, fees, costs, expenses and other amounts otherwise required by the Notes. Nothing in this Section 2.4(b) shall affect the rights of the Agent or the Banks to require payment in full of the Notes prior to Maturity due to an acceleration of the Notes upon an Event of Default.

           (c) If at any time the aggregate amount of advances outstanding under the Line Loan or the Term Loan, as applicable, plus the aggregate liability of the Banks under Letters of Credit outstanding at such time shall exceed the Loan Value then in effect, Borrowers shall, within thirty
      (30) days after the Agent gives Borrowers written notice of such excess,
      (a) pay the principal balance of the Notes in an amount which is equal to or greater than such excess, together with interest on the amount so paid, or (b) comply with the requirements of Section 4.2(a) hereof. If such payment is not received by the Agent on or before the last day of said thirty (30) day period, then notwithstanding Borrowers' compliance with clause (b) hereof above within ninety (90) days after the end of said thirty (30) day period, Borrowers shall pay the amount of such excess, as increased or decreased since the last calculation thereof, together with interest on the amount so paid. Any payment made pursuant to the first two (2) sentences of this Section 2.4(c) shall be in addition to, and not in lieu of, all other payments of principal, interest, fees, costs, expenses and other amounts otherwise required and shall be applied first to interest and then to principal and, if such payment is made on or after the Conversion Date, such payment shall be applied to principal installments due under the Notes, in the inverse order of their maturity.

      In the event the Agent does not receive such payment in full on or before the last day of said ninety (90) day period: (x) if such day occurs prior to the Conversion Date, then, notwithstanding the terms of the Notes and this Agreement, all obligations of the Banks to make advances under the Line Loan and the obligation of BOK to issue Letters of Credit shall immediately terminate, and the aggregate principal balance of the Notes outstanding on the last day of said ninety (90) day period shall be payable in thirty-six (36) equal monthly installments, commencing on the first (1st) day of the month immediately following the month in which the end of said ninety (90) day period occurs and continuing on the first
      (1st) day of each month thereafter until paid, and (y) if such day occurs on or after the Conversion Date, then such nonpayment shall constitute an Event of Default.

      2.5  Interest.  The Notes shall bear interest and be payable as follows:

           (a) Available Options. Except as hereinafter provided, during the period commencing on the Closing Date and continuing through the Conversion Date, interest shall accrue on that portion of the aggregate principal amount of the Notes from time to time outstanding and on any past due interest prior to an Event of Default (collectively the "Debt") according to the following matrix:

           Percentage that                   Options
           the Debt Bears                    -------
           to the Loan Value       Prime Rate            Libor Rate
           -----------------       ----------            ----------
           Less than 50%      Applicable Prime Rate or   Libor Rate plus 0.750%

           50% - up to but    Applicable Prime Rate or   Libor Rate plus 1.00%
           not including 75%

           75% or more        Applicable Prime Rate or   Libor Rate plus 1.250%

      Except as hereinafter provided, during the period commencing on the earlier of the Conversion Date or May 1, 2002, and continuing through Maturity, interest shall accrue on the Debt according to the following matrix:

           Percentage that                   Options
           the Debt Bears                    -------
           to the Loan Value       Prime Rate            Libor Rate
           -----------------       ----------            ----------
           Less than 50%      Applicable Prime Rate
                              plus .25% or               Libor Rate plus 1.000%

           50% - up to but    Applicable Prime Rate
           not including 75%  plus .25% or               Libor Rate plus 1.250%

           75% or more        Applicable Prime Rate
                              plus .25% or               Libor Rate plus 1.500%


      In determining the percentage that the Debt bears to the Loan Value, the "Debt" and the "Loan Value" shall be the average of such respective amounts during the most recent calendar month preceding such determination. The Applicable Prime Rate option described above in the matrices is hereinafter referred to as the "Prime Rate Option" and the Libor Rate interest option described above in the matrices is hereinafter referred to as the "Libor Rate Option". The Prime Rate Option shall be computed on the basis of a year of 365 or 366 days, as the case may be and the Libor Rate Option shall be based on a year of 360 days and actual days elapsed.

           (b) Operation of Options. At the end of any applicable Libor Rate Funding Period, the Borrowers may either: (i) repay all outstanding balances of principal and interest to which such Libor Rate Funding Period applies; or (ii) select the Prime Rate Option or the Libor Rate Option to apply to a portion or all of such amounts affected by such Libor Rate Funding Period. During an applicable Libor Rate Funding Period, the Borrowers may not prepay in part or in whole the outstanding principal balance of the Note to which such Libor Rate Option applies and the applicable Libor Rate Funding Period shall continue until the end of such period.

           If the Prime Rate Option is selected with respect to all or a portion of the Debt, then at any time provided that no Default or Event of Default has occurred and remains uncured, Unit, on behalf of the Borrowers may notify the Agent that the Borrowers wish to convert all or a portion of the Debt to the Libor Rate Option. In such event, such designated outstanding balances of principal on the Notes shall convert to the Libor Rate Option. As provided below in Section 2.5(g)(i), the Borrowers may prepay in part or in whole without premium or penalty the outstanding principal balance of the Notes to which such Prime Rate Option applies.

           At any time when the Borrowers shall select, convert to or renew the Libor Rate Option to apply to a portion or all of the Debt, it shall fix one or more periods of 30, 60, 90 or 180 days during which such Option shall apply (the "Libor Rate Funding Period") provided, that each Libor Rate Funding Period shall begin on a London Business Day.

           In order to select, convert to or renew the Libor Rate Option, Borrowers shall provide the Agent with the date, which shall be a Business Day, on which the Libor Rate Option is to be effective, which date shall not be less than two (2) Business Days after the date on which the Agent is so notified.

           (c) Interest Payment Dates. Interest shall be payable on the Debt to which the Prime Rate Option applies on the first (1st) day of each calendar month, commencing on May 1, 1998. Interest shall be payable on the Debt to which a Libor Rate Option applies at the conclusion of the applicable Libor Rate Funding Period, provided, however, that in the event that a Libor Rate Period of 180 days is selected, interest shall be payable no less frequently than quarterly.

           (d) Interest Rate After Maturity. Notwithstanding the provisions of Sections 2.5(a), 2.5(b) and 2.5(c) hereof, after Maturity, whether by acceleration or otherwise, the Debt shall bear interest at the fluctuating per annum rate equal to the sum of five percent (5%) per annum plus the Applicable Prime Rate and shall be payable on demand.

           (e)  Libor Rate Unascertainable - Impracticability.  If

                  (i) on any date on which a Libor Rate would otherwise be set the Agent shall have in good faith determined (which determination shall be conclusive) that:

                     (A) adequate and reasonable means do not exist for ascertaining such Libor Rate,

                     (B) a contingency has occurred which materially and adversely affects the interbank eurodollar market, or

                     (C) the effective cost to the Banks of funding a proposed Libor Rate Option from a Corresponding Source of Funds shall exceed the Libor Rate applicable to such Libor Rate Funding Period, or

                 (ii) at any time the Majority Banks shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of the Libor Rate Option has been made impracticable or unlawful by compliance by the Majority Banks in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

           then, and in any such event, the Agent may notify the Borrowers of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of the Agent to allow the Borrowers to select, convert to or renew the Libor Rate Option shall be suspended until the Agent shall have later notified the Borrowers of such Majority Bank's determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exists.

                If the Agent notifies the Borrowers of a determination under subsection (ii) of this Section 2.5(e), the Borrowers shall, as to the Libor Rate on the date specified in such notice either convert the designated portion of the Debt covered by any Libor Rate Option to the Prime Rate Option in accordance with Section 2.5(f) hereof or prepay such amount in accordance with Section 2.5(g) hereof. Absent due notice from the Borrowers of conversion or prepayment, the Libor Rate automatically shall be converted to the Prime Rate Option upon such specified date.

                If at the time the Majority Banks make a determination under subsection (i) or (ii) of this Section 2.5(e) the Borrowers have previously notified the Agent that they wish to select, convert to or renew the Libor Rate Option with respect to a portion or all of the Debt but such Option has not yet gone into effect, such notifica-

           tion shall be deemed to provide for selection of, conversion to or renewal of the Prime Rate Option instead of the Libor Rate Option.

           (f)  Conversion or Renewal of Interest Rate Options.

                 (i) Subject to the provisions of subsection 2.5(h) below, Borrowers shall have the right to designate or convert their option in accordance with the provisions hereof. Borrowers may elect to have an alternative option apply or continue to apply to all or a portion of the Debt. Each change in options shall be a conversion of the rate of interest applicable to the specified portion of the Debt. The option shall be designated or converted in the following manner:

                     (A) at the expiration of any Libor Rate Funding Period with respect to any Libor Rate Option, or

                     (B) on the date specified in a notice by the Agent pursuant to Section 2.5(e) hereof with respect to conversions from the Libor Rate Option.

           Whenever the Borrowers desire to convert or renew any interest rate option, the Borrowers shall provide the Agent with the following information:

                     (C) the date, which shall be a Business Day, on which the proposed conversion or renewal is to be made which date shall not be less than two (2) Business Days after the date on which Agent is so notified; and

                     (D) the then applicable Option selected in accordance with Section 2.5(a) hereof.

           Notice having been so provided, after the date specified in such notice (telephonic or where applicable, in writing) interest shall be calculated upon the designated portion of the Debt as so converted or renewed.

                (ii) Absent due notice from the Borrowers of conversion or renewal in the circumstances described in Section 2.5(f)(i)(A) hereof, the Libor Rate for which such notice is not received shall be converted automatically to the Prime Rate Option on the last day of the expiring fund period.

           (g) Prepayments. Subject to the provisions of Section 2.5(h) hereof, the Borrowers shall have the right at their option from time to time to prepay the Notes in whole or part without premium or penalty:

                  (i)  at any time with respect to the Prime Rate Option,

                 (ii) at the expiration of any Libor Rate Funding Period with respect to prepayment of the Libor Rate Option, or

                (iii) on the date specified in a notice by the Agent pursuant to Section 2.5(e) hereof with respect to the Libor Rate Option.

      Whenever the Borrowers desire to prepay any part of the Debt, they shall provide notice to the Agent in writing setting forth the following information:

                 (iv) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

                  (v) the aggregate principal amount of such prepayment, which shall be an integral multiple of $100,000.

           (h) Additional Compensation in Certain Circumstances. With respect to the portion of the Debt covered by the Libor Rate Option, if any:

                  (i) if any Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compli-ance with any request or directive of any Official Body (whether or not having the force of law):

                     (A) subjects any of the Banks to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Line Commitment or payments by the Borrowers of principal, interest or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Bank(s) imposed by the jurisdiction in which such Bank(s)' principal office is located),

                     (B) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, such Bank(s) (other than requirements expressly included herein in the determi nation of the Libor Rate hereunder), or

                     (C) imposes upon any of the Banks any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any part of the Line Commitment, the Notes or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by or impose any expense (including loss of margin) upon the Agent or such Banks with respect to this Agreement, the Notes or the funding of any part of the Line Commitment by an amount which such Bank(s) deem to be material (such Bank(s) being deemed for this purpose to have made, maintained or funded each funding period of the applicable Libor Rate Option from a Corresponding Source of Funds), the Agent shall from time to time notify the Borrowers of the amount determined in good faith by such Bank(s) (which determination shall be conclusive absent manifest or demonstrable error) to be necessary to compensate such Bank(s) for such increase in cost, reduction in income or additional expense. Such amount shall be due and payable by the Borrowers to such Bank(s) ten (10) Business Days after such notice is given.

                 (ii)  In addition to the compensation required by subsection
           (i) of this Section 2.5(h), the Borrowers shall indemnify such Bank(s) against any loss or expense (including loss of margin) which such Bank(s) have sustained or incurred as a consequence of any:

                       (A) payment, prepayment or conversion of the applicable Libor Rate Option on a day other than the last day of the Libor Rate Funding Period (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), or

                       (B) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Agent having in its sole discretion the options (A) to give effect to such attempted revocation and obtain indemnity under this Section 2.5(h) or (B) to treat such attempted revocation as having no force or effect, as if never made).

           If any of the Banks sustain or incur any such loss or expense, the Agent shall from time to time notify the Borrowers of the amount determined in good faith by such Bank(s) (which determination shall be conclusive absent manifest or demonstrable error) to be necessary to indemnify such Bank(s) for such loss or expense (such Bank(s) being deemed for this purpose to have made, maintained or funded each Libor Rate Funding Segment of the applicable Libor Rate Option from a Corresponding Source of Funds). Such amount shall be due and payable by the Borrowers to the Agent for the benefit of such Bank(s) ten (10) Business Days after such notice is given.

      2.6 Commitment Fees. Borrowers jointly and severally agree to pay the Agent on behalf of the Banks, within ten (10) days of their receipt of the invoice therefor, commitment fees ("Commitment Fee" or "Commitment Fees"), payable quarterly in arrears. The Commitment Fees payable with respect to any Period shall be determined by applying the rate of three-eights of one percent (3/8ths of 1%) per annum to an amount which is equal to the unused portion of the lesser of (a) the Commitment Amount which is in effect during such Period or
(b) the Loan Value. In the event the Commitment Amount is reduced during any Period, then the higher Commitment Fee shall be deemed to be in effect through the last day of the month in which such reduction occurs, and the reduced Commitment Fee shall be deemed to be in effect for the remainder of such Period. For purposes of this Section 2.6, the term "Period" shall mean each calendar quarter ending before the Conversion Date. Commitment Fees shall be calculated on the basis of the actual number of days elapsed (365 or 366) in a year of 365 days.

      2.7 Reductions in Commitment Amount. Borrowers may from time to time prior to the Conversion Date but no more frequently than once per calendar quarter, upon at least ten (10) days' prior written notice to the Agent signed by Unit on behalf of Borrowers, permanently reduce the Commitment Amount, but only upon repayment of the amount, if any, plus the interest accrued and unpaid thereon, by which the aggregate unpaid principal balance of the Notes exceeds the reduced Commitment Amount. Any such change shall be in the amount of $100,000 or an integral multiple thereof.

      2.8 Origination Fee. On or prior to the Closing Date, Borrower shall pay to the Agent for and on behalf of the Banks a loan origination fee in the aggregate amount of $85,000.

      2.9 Payments/Withholdings. All payments and prepayments of principal, interest, Commitment Fees, Origination Fee, and Letter of Credit Fees, shall be made as and when due hereunder by Borrowers to the Agent and applied by the Agent for and on behalf of the Banks as set forth in the Intercreditor Agreement. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Documents, such additional amount in Dollars as shall be necessary to enable the banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Documents.

                             ARTICLE III

                              LOAN VALUE

      3.1 Determination of Loan Value. The Loan Value shall be an amount equal to the following:

           (a) For the period beginning on the Closing Date and continuing through September 30, 1998; Eighty-five Million Dollars ($85,000,000);

           (b) During each subsequent period thereafter beginning on a Redetermination Date, commencing with October 1, 1998 and ending on the day immediately preceding the next occurring Redetermination Date, the redetermined Loan Value, as hereinafter defined, as of the Redetermination Date which is the first day of such period. Prior to each Redetermination Date, the Agent shall make a determination of (x) the amount of the loan value of the Current Collateral which shall be deemed to be the greater of (i) fifty percent (50%) of the most current Rig Appraisal or (ii) 2 x the trailing twelve (12) months cash flow from Borrowers' drilling operations (drilling revenues minus direct drilling expenses), but in no event to exceed $20,000,000, and (y) the loan value of the Mineral Interests (the sum of clauses (x) and (y) above being collectively referred to herein as the "Loan Value"). Upon such redetermination the Agent shall promptly notify the other Banks in writing of its determination of the Loan Value (including the Agent's determination of the value of the Mineral Interests portion of the Loan Value). The Banks shall be deemed to have approved the Agent's redetermination of the Loan Value unless proper and timely objection is made pursuant to Section 3.1(c) below. If no such objection is made, the Agent shall notify the Borrowers of the redetermined Loan Value;

           (c) If any Bank objects to the Agent's redetermination of the value of the Mineral Interests, it shall notify the Agent in writing within three (3) days of its receipt of the Agent's notice of the redetermined Loan Value. The objecting Bank shall provide the Agent with its objection a copy of its determination of the value of the Mineral Interests. Notwithstanding such objection, the Agent's determination thereof shall be deemed accepted by all of the Banks unless (x) the Majority Banks object to the Agent's Mineral Interest redetermination, and
      (y) the value of the Mineral Interests as calculated by at least two of such objecting Banks varies by more than five percent (5%) from such value thereof as redetermined by the Agent. In such case, the value of the Mineral Interests shall be redetermined based on the average of the values calculated by all of the Banks for the Mineral Interests; and

           (d) The Agent's and, to the extent applicable, each Bank's determination of the value of the Mineral Interests shall be made in good faith and in accordance with such party's then applicable and customary practices and standards for energy loans of this type.

      3.2 Increase in Borrowing Base. Unit may, at any time, on behalf of the Borrowers, submit a written request to the Agent that the Loan Value be increased to take into account assets acquired or proposed to be acquired by any of the Borrowers since the then most recent determination of the Loan Value pursuant to Section 3.1 of this Agreement or this Section 3.2. Following receipt of such request and such descriptions, reports and other information the Banks may reason-ably request with respect to such assets, such assets will be evaluated and a determination will be made whether to increase the Loan Value, and if so, by what amount, due to the acquisition or proposed acquisition of assets by the Borrowers using the method described above in Section 3.1(b).

      An increase in the Loan Value to a sum greater than the Commitment
Amount shall not increase the Line Commitment without the separate and explicit written approval of all of the Banks nor increase the individual commitment of any of the Banks without the prior written approval of such Bank. Borrowers acknowledge that any increase in the Loan Value as a result of a proposed acquisition of assets shall not be effective until all of the Banks shall be reasonably satisfied that the condition of title to and the value of those assets is consistent with the descriptions, reports and other information provided by Unit or Borrowers with respect thereto, and Borrowers or Unit have, by contract or otherwise, obtained the right to acquire such assets.

      3.3 Reduction of the Loan Value Upon Sales of Collateral. In the event of a sale, transfer, assignment, lease or other conveyance of any of the Collateral as permitted under this Agreement, the Loan Value may be reduced by an amount to be determined by the Agent with the approval of the other Banks in accordance with their respective customary standards for loans of this type on account of such sale, transfer, assignment, lease or other conveyance and Borrowers shall make an immediate payment of the Notes to the extent, if any, that the outstanding Line Loan advances or the Term Loan, as applicable, plus the undrawn face amount of all Letters of Credit outstanding exceed such reduced Loan Value.


                              ARTICLE IV

                               SECURITY

      4.1  Current Collateral.  As security for the Indebtedness including
Notes and the obligations of the Borrowers to reimburse the Banks for drafts paid under Letters of Credit, Unit Drilling Company hereby grants to the Agent, as nominee and collateral agent for the Banks, a continuing first priority security interest in all of the property described in the Security Agreement from Unit Drilling Company to the Agent and dated as of even date herewith, except only as otherwise expressly permitted in Section 6.14(v) hereof (the "Security Agreement"), and also in: (a) all drilling rigs and related equipment acquired by Unit Drilling Company after the date hereof and reflected on financial statements of Unit Drilling Company as fixed assets, together with (b) all related parts, drill pipe, equipment, tools and supplies, (c) all additions and accessions thereto and replacements and substitutions thereof, and (d) all proceeds of any of the foregoing (collectively, all of the foregoing shall be referred to as the "Current Collateral").

      4.2 Additional Collateral. Subject to the occurrence of the events described below in Section 4.2(a) and 4.2(b), Borrowers shall grant to the Agent as nominee and collateral agent for the Banks a first mortgage lien and/or deed of trust on and security interest in all of Borrowers' Mineral Interests and related inventory, intangibles, accounts, equipment, fixtures and personal property (collectively referred to herein as the "Additional Collateral") to secure the Indebtedness, by instruments satisfactory to the Agent and the Banks, as follows:

           (a) No later than thirty (30) days after the Agent notifies Borrowers in writing that the aggregate amount of advances of the Line Loan or the Term Loan, as applicable, outstanding at one time, plus the aggregate liability of BOK under Letters of Credit outstanding at such time, exceeds the Borrowing Base then in effect if, by the last day of said thirty (30) day period, Borrowers have not made a payment on the aggregate balance of the Notes in an amount equal to such excess, plus the unpaid accrued interest on the amount so paid as of the date of such payment.

           (b) No later than thirty (30) days after the Agent notifies Borrowers in writing that an Event of Default has occurred, unless the circumstances giving rise to such Event of Default have been cured prior to the lapse of such thirty (30) days.

      4.3 Rig Appraisals. In addition to the rig appraisal of the existing Current Collateral currently being conducted and to be completed and delivered to the Agent within a reasonable time following the Closing Date, the Agent, on behalf of the Banks, shall be entitled to request that Borrowers obtain an updated, current rig appraisal from Harvey Davis or another drilling rig appraiser acceptable to the Agent not more frequently than once every two (2) calendar years, commencing calendar year 2000, at Borrowers' sole cost and expense. Upon receipt of such written request from the Agent, Borrowers shall diligently engage such acceptable appraiser and deliver a full and complete copy of the drilling rig appraisal no later than ninety (90) days after receipt of the Agent's written request therefor.

                              ARTICLE V

                    CONDITIONS PRECEDENT TO LOANS

      5.1 Conditions Precedent. The obligation of the Banks to make any advance under this Agreement or issue any Letters of Credit hereunder and to convert the same to the Term Loan on the Conversion Date is subject to the satisfaction of all of the following conditions (in addition to the other terms and conditions set forth herein):

           (a) No Default. There shall exist no Event of Default or Default on the Closing Date or the date of such Line Loan advance or Letter of Credit issuance or Conversion Date, as applicable.

           (b) Representations and Warranties. The representations, warranties and covenants set forth in Article VII shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

           (c) Certificates. Each of the Borrowers shall have delivered to the Agent a Certificate, dated as of the Closing Date, and signed by its

      President or Vice President and its Secretary or Assistant Secretary certifying (i) to the matters covered by the conditions specified in subsections (a) and (b) of this Section 5.1, (ii) that it has performed and complied with all agreements and conditions required to be performed or complied with by it prior to or on the Closing Date, (iii) to the name and signature of each officer autho-rized to execute and deliver the Loan Documents and any other documents, certificates or writings and to borrow under this Agreement, and (iv) to such other matters in connection with this Agreement which the Banks shall reasonably determine to be advisable, including without limitation good standing certificates from each of the Borrowers from the state of its incorporation and from such other states in which qualification as a foreign corporation is required by applicable Law (including, insofar as Unit is concerned, Oklahoma, but otherwise subject to the provisions of Section 7.1 hereof below). The Banks may conclusively rely on such Certificate until they receive notice in writing to the contrary.

           (d) Proceedings. On or before the Closing Date, all corporate proceedings of each of the Borrowers shall have been taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Agent and its counsel; and the Banks shall have received certified copies, in form and substance satisfactory to the Agent and its counsel, of the Articles or Certificate of Incorporation and Bylaws of the Borrowers and the resolutions of the Board of Directors of the Borrowers, as adopted, authorizing the execution and delivery of the Loan Documents and the borrowings under this Agreement.

           (e) Loan Documents/Security Instruments. The Borrowers shall have delivered to the Agent this Loan Agreement and the Security Agreement, each appropriately executed by the appropriate parties and, where applicable, acknowledged to the satisfaction of the Banks and dated as of the Closing Date, together with such financing statements, transfer orders, letters in lieu and other documents as shall be necessary and appropriate to perfect the security interests in the Current Collateral covered by said Security Instruments.

           (f) Notes/Prior Loan Agreement. The Borrowers shall have delivered the Notes to the order of the Banks, appropriately executed and the outstanding Indebtedness under the Prior Loan Agreement must be paid in full (including accrued interest and fees outstanding, as applicable) concurrent with the earlier of the initial Line Loan advance requested on the Notes or the initial Letter of Credit issuance requested hereunder.

           (g) Other Information. The Banks shall have received such other information, certificates, resolutions, documents and assurances as shall be reasonably requested by the Banks.


                              ARTICLE VI

                              COVENANTS

      The Borrowers covenant and agree with the Banks that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrowers under this Agreement, unless the Banks shall otherwise consent in writing:

      6.1 Payment of Taxes and Claims. The Borrowers will pay and discharge or cause to be paid and discharged all Taxes imposed upon the income or profits of the Borrowers or upon the property, real, personal or mixed, or upon any part thereof, belonging to Borrowers before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof in excess of $500,000 in the aggregate at any time; provided however, that the Borrowers shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and the Borrowers shall pay such Tax, charge or claim before any property subject thereto shall become subject to execution.

      6.2 Maintenance of Existence. Each of the Borrowers will use its best efforts to preserve and keep in full force and effect its corporate existence, rights and franchises and will continue to conduct and operate its business substantially as being conducted and operated presently. Each of the Borrowers will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by such Borrowers may require such qualification.

      6.3 Preservation of Property. Each of the Borrowers will use its best efforts at all times to maintain, preserve and protect all of its properties which are used or useful in the conduct of its respective businesses whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

      6.4 Insurance. To the extent possible, each of the Borrowers will keep or cause to be kept adequately insured by financially sound and reputable insurers Borrowers' property of a character usually insured by businesses engaged in the same or similar businesses, including the Collateral. Upon demand by the Agent or any of the Banks any insurance policies covering the Collateral shall be endorsed to provide for payment of losses to the Agent as its interest may appear, to provide that such policies may not be canceled, reduced or affected in any manner for any reason without thirty (30) days prior notice to the Banks.

      6.5  Compliance with Applicable Laws.   Each of the Borrowers will
comply in all material respects with the requirements of all applicable Laws and orders of any Tribunal and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of Borrowers' properties or to the conduct of Borrowers' businesses.

      6.6 Environmental Covenants. Upon its receipt, each of the Borrowers will immediately notify the Agent of and provide the Agent with copies of any notifications of discharges or releases or threatened releases or discharges of a Polluting Substance on, upon, into or from properties owned by Borrowers which are given or required to be given by or on behalf of the Borrowers to any federal, state or local Tribunal if any of the foregoing may materially and adversely affect Borrowers or any material part of their properties, and such copies of notifications shall be delivered to the Agent at the same time as they are delivered to the Tribunal. Borrowers further agree to promptly undertake and diligently pursue to completion any appropriate and legally required or authorized remedial containment and cleanup action in the event of any release or discharge or threatened release or discharge of a Polluting Substance on, upon, into or from the Borrowers' Mineral Interests which are under the control of Borrowers. To the extent required by applicable law, each of the Borrowers will maintain and retain complete and accurate records of all releases, discharges or other disposal of Polluting Substances on, onto, into or from Borrowers' Mineral Interests which are under the control of Borrowers, including, without limitation, records of the quantity and type of any Polluting Substances disposed of on or off such properties.

      6.7 Environmental Indemnities. Each of the Borrowers hereby agree to indemnify, defend and hold harmless the Banks and their respective officers, directors, employees, agents, consultants, attorneys, contractors and their respective affiliates, successors or assigns, or transferees from and against, and reimburse said Persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys' fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any Persons, including any Tribunal, arising out of or related to: (a) the breach of any representation or warranty of Borrowers contained in Section 7.7 set forth herein; (b) the failure of Borrowers to perform any of their respective covenants contained in Section
6.5 or 6.6 hereunder; (c) the ownership, construction, occupancy, operation, use of the Borrowers' properties prior to the earlier of the date on which (i) the Indebtedness and obligations secured hereby have been paid and performed in full and the Security Instruments have been released, or (ii) the Borrowers' properties has been sold by Agent or by the Banks following such parties' ownership of the Borrowers' properties by way of foreclosure of the Liens granted pursuant hereto, deed in lieu of such foreclosure or otherwise (the "Release Date"); provided, however, this indemnity shall not apply with respect to matters caused by or arising solely from the Agent's or the Banks' activities during any period of time the Agent or the Banks acquire ownership of the Borrowers' properties.

      The indemnities contained in this Section 6.7 apply, without limitation, to any violation on or before the Release Date of any Environmental Laws and any liability or obligation relating to the environmental conditions on, under or about the Borrowers' properties on or prior to the Release Date (including, without limitation: (a) the presence on, upon or in the Borrowers' properties or release, discharge or threatened release on, upon or from the Borrowers' properties of any Polluting Substances generated, used, stored, treated, disposed of or otherwise released prior to the Release Date, and (b) any and all damage to real or personal property or natural resources and/or harm or injury including wrongful death, to persons alleged to have resulted from such release of any Polluting Substances regardless of whether the act, omission, event or circumstances constituted a violation of any Environmental Law at the time of its existence or occurrence). The term "release" shall have the meaning specified in CERCLA/SARA and the terms "stored," "treated" and "disposed" shall have the meanings specified in RCRA/HSWA; provided, however, any broader meanings of such terms provided by applicable laws of the State of Oklahoma shall apply.

      The provisions of this Section 6.7 shall be in addition to any other obligations and liabilities Borrowers may have to the Agent or the Banks at common law and shall survive the Release Date and shall continue thereafter in full force and effect.

      The Agent and the Banks agree that in the event that such claim, suit or enforcement action is asserted or threatened in writing or instituted against them or any of their officers, employers, agents or contractors or any such remedial, removal or response action is requested of them or any of their officers, employees, agents or contractors for which the Agent or the Banks may desire indemnity or defense hereunder, the Agent or the Banks shall give written notification thereof to the Borrowers.

      Notwithstanding anything to the contrary stated herein, the indemnities created by this Section 6.7 shall only apply to losses, liabilities, damages, fines, penalties, costs and expenses actually incurred by the Agent or the Banks as a result of claims, demands, actions, suits or proceedings brought by Persons who are not the beneficiaries of any such indemnity. The Agent or the Banks shall act as the exclusive agent for all indemnified Persons under this Section
6.7. With respect to any claims or demands made by such indemnified Persons, the Agent shall notify the Borrowers within thirty (30) days after the Agent's receipt of a writing advising the Agent of such claim or demand. Such notice shall identify (i) when such claim or demand was first made, (ii) the identity of the Person making it, (iii) the indemnified Person and (iv) the substance of such claim or demand. Failure by the Agent to so notify the Borrowers within said thirty (30) day period shall reduce the amount of the Borrowers' obligations and liabilities under this Section 6.7 by an amount equal to any damages or losses suffered by the Borrowers resulting from any prejudice caused the Borrowers by such delay in notification from the Agent. Upon receipt of such notice, the Borrowers shall have the exclusive right and obligation to contest, defend, negotiate or settle any such claim or demand through counsel of their own selection (but reasonably satisfactory to the Agent and the Banks) and solely at Borrowers' own cost, risk and expense; provided, that the Agent and the Banks, at their own cost and expense, shall have the right to participate in any such contest, defense, negotiations or settlement. The settlement of any claim or demand hereunder by the Borrowers, unless such settlement fully releases the Banks from any and all liability thereon, may be made only upon the prior approval of the Banks of the terms of the settlement, which approval shall not be unreasonably withheld.

      6.8 Financial Statements and Reports. The Borrowers shall deliver the following to each of the Banks:

           (a) As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Unit,

                (i) Unaudited balance sheets of Unit and its consolidated subsidiaries, prepared on a consolidated basis, as of the end of such quarterly period; and

                (ii) Unaudited statements of income of Unit and its consolidated subsidiaries, prepared on a consolidated basis, for the portion of such fiscal year ended with such quarterly period setting forth in detail, in each case, figures derived on a consistent basis and presented in comparative form for the corresponding periods of the previous fiscal year.

           (b) As soon as available and in any event within one hundred twenty (120) days following the close of each fiscal year of Unit:

                (i) Audited balance sheets of Unit and its consolidated subsidiaries, prepared on a consolidated basis, as of the end of such year;

                (ii) Audited statements of income of Unit and its consolidated subsidiaries, prepared on a consolidated basis, for the year then ended; and

                (iii) Audited statements of shareholders' equity and cash flows of Unit and its consolidated subsidiaries, prepared on a consolidated basis, for such year setting forth, in each case, figures derived on a consistent basis and presented in comparative form for the previous fiscal year.

           (c) Concurrently with the furnishing of the annual audited financial statements pursuant to Section 6.8(b), (i) a separate certificate of the independent certified public accountants (such certified public accountants must be nationally recognized) who audited and prepared such statements, stating that the statements were prepared in conformity with GAAP on a consistent basis (except for such standard variations as are noted and approved by such independent certified public accountants), and fairly present the consolidated financial condition of Unit and its consolidated subsidiaries, which certificate shall not be qualified or limited because of restricted or limited examination by such accountants of any material portion of the records of Unit or any of its subsidiaries; and (ii) written computations, signed by the Controller or Treasurer of Unit, of the ratios and amounts described in Sections 6.l7, 6.18(A), 6.20, 6.23, 6.24, 6.25, 6.26 and 6.27 hereof; and five (5)
      copies of the 10-K statement of Unit and its consolidated subsidiaries filed with the Securities and Exchange Commission for such fiscal year.

           (d) Concurrently with the furnishing of the quarterly statements pursuant to Section 6.8(a) hereof, there shall be furnished to each of the
      Banks: (a) a certificate signed by the Treasurer or Controller of Unit stating to the best of his knowledge after perfor mance of due diligence:
      (i) that the statements were prepared (subject to year-end audit adjustments) in conformity with GAAP, applied on a consistent basis (except for adjustments with which the independent certified public accountants preparing such annual audited financial statements concur);
      (ii) that a review of the activities of each of the Borrowers for the period covered by the financial statements has been made under his supervision with a view to determining whether each of the Borrowers has kept, observed, performed and fulfilled all its obligations under the Agreement, the Notes and other Loan Documents to which it is a party; and
      (iii) that each of the Borrowers has kept, observed and fulfilled each and every obligation under this Agreement, the Notes and other Loan Documents to which it is a party, and is not at that time in default in the observance, performance or fulfillment of any such obligations, or if any of the Borrowers shall be in default, specifying in said certificate such default and the nature, period of existence and status thereof; (b) a written report (i) naming the operator and the location (state and county) of each drilling rig included in the Collateral as of the end of such quarter, and (ii) describing in reasonable detail any material disposition or substitution of any of the Collateral; (c) computations of the ratios and amounts described in Sections 6.17, 6.18(A), 6.20, 6.23, 6.24, 6.25, 6.26 and 6.27 hereof and calculation of the drilling operations' cash flow as described in Section 3.1(b) hereof; and (d) five
      (5) copies of the 10-Q statement of Unit and its consolidated subsidiaries filed with the Securities and Exchange Commission with respect to such quarter.

           (e) As soon as available but in no event later than March 1 of each year, Borrowers shall deliver to each of the Banks one copy of a report, prepared by Borrowers' in-house engineers, in form and substance satisfactory to Agent (and, if requested in writing by the Agent at the direction of the Majority Banks), audited by an independent petroleum engineer selected by Borrowers and satisfactory to the Majority Banks, setting forth the proven oil and gas reserves of Borrowers' Mineral Interests, the projection of the rate of production and net operating income with respect thereto, as of December 31 of the immediately preceding year. As soon as available, Borrowers shall deliver to each of the Banks a copy of a report, prepared by Borrowers' in-house engineers, in form and substance satisfactory to Agent and based on the best information available to Borrowers at the time, setting forth information regarding any over-balancing or under-balancing of natural gas that totals 50,000 or more mcf per well and a statement as to the aggregate amount of over-balancing or under-balancing for all of Borrowers' wells.

      6.9 Notice of Default. With reasonable promptness after the happening of any condition or event which constitutes an Event of Default or Default, Unit will give the Agent a written notice thereof specifying the nature and period of existence thereof and what actions, if any, the Borrowers are taking and propose to take with respect thereto.

      6.10 Notice of Litigation.   With reasonable promptness after becoming
aware of the existence of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would (i) materially impair the ability of any of the Borrowers to carry on their business substantially as now conducted, (ii) materially and adversely affect the condition (financial or otherwise) of any of the Borrowers, or (iii) result in monetary damages in excess of $1,000,000, the Borrowers will give the Agent a written notice specifying the nature thereof and what actions, if any, the Borrowers are taking and propose to take with respect thereto.

      6.11 Requested Information. With reasonable promptness, the Borrowers will give the Agent or the Banks such other data and information as from time to time may be reasonably requested by the Agent or any of the Banks.

      6.12 Inspection. Borrowers will keep complete and accurate books and records with respect to the Collateral and their other properties, business and operations and will permit employees and representatives of the Banks, upon reasonable notice, to audit, inspect and examine all such books and records, with the exception of the portion thereof covered by an attorney-client privilege or constituting attorney work product, and to make copies thereof and extracts therefrom during normal business hours. Upon any Default or Event of Default of the Borrowers, they will surrender all of such records relating to the Collateral to the Agent or the Banks upon receipt of any request therefor from the Agent or the Banks.

      6.13 Maintenance of Employee Benefit Plans. The Borrowers will maintain each employee benefit plan as to which they may have any liability or responsibility in compliance with ERISA and all other Laws applicable thereto.

      6.14 Limitation on Liens. Borrowers will not create or suffer to exist any Lien upon any of their properties or assets except (i) Liens in favor of the Agent securing the Indebtedness; (ii) pledges, deposits or Liens not delinquent under workmen's compensation, unemployment insurance or similar statutes, mechanics', landlords', workmen's, repairmen's, materialmen's, carriers' liens and liens of operators of, and participants in, any oil, gas or mineral properties of any of the Borrowers or other similar liens arising in the ordinary course of business, or deposits or pledges to obtain the release of any such Liens so long as such Liens do not include any deposits, advances, borrowed money or the deferred purchase price of property or services; (iii) Liens for taxes, assessments, governmental charges or levies, not yet due or delinquent or which can thereafter be paid without penalty, and statutory liens which do not and will not materially impair the use of the property of any of the Borrowers or the value of such property for the purposes of its business unless, as to all Liens described above for amounts due and owing, such Liens are being contested in good faith by appropriate proceedings in such a manner as not to permit the foreclosure of such Liens and Liens, judgments or awards pending appeal, if, as to all the preceding matters referred to in this Section 6.14(iii), in the opinion of the Banks adequate reserves are set aside and maintained with respect thereto; (iv) Liens expressly permitted to exist under the terms of any of the Security Instruments; (v) the lien against Rig #39 held by Borrowers' seller, Universal Resources Corporation, in the outstanding amount of approximately $800,000 as of the Closing Date (concerning the payment of which obligation Borrowers are current and not in default); and (vi) consensual liens or security interests in gas compressor equipment of Borrowers.

      6.15 Disposition/Negative Pledge Regarding Encumbrance of Collateral and Other Assets. Borrowers will not sell or encumber any of the Current Collateral (or any of the Additional Collateral if and to the extent mortgaged or liened (via deed of trust or otherwise) to the Agent as provided in Section 4.2 of this Agreement) and Borrowers will not sell, lease, transfer, scrap or otherwise dispose of or mortgage, pledge, grant a security interest in or otherwise encumber any of Borrowers' other properties or assets, whether for replacement or not, unless such sale or disposition shall be in the ordinary course of business and for a reasonable value and such sale(s) do not exceed $1,000,000 in the aggregate, without obtaining the prior consent of the Banks.

      6.16 Other Agreements. Borrowers will not enter into or permit to exist any agreement (i) which would cause an Event of Default or a Default hereunder; or (ii) which contains any provision which would be violated or breached by the performance of Borrowers' obligations hereunder or under any of the other Loan Documents.

      6.17 Limitation on Other Indebtedness. Neither the Borrowers nor their subsidiaries will create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any indebtedness whether evidenced by a note, bond, debenture, agreement, letter of credit or similar or other obligation, or accept any deposits or advances of any kind, in excess of $7,500,000 in the aggregate at any time, including the existing item(s) of indebtedness more particularly described on Schedule I annexed hereto, except (i) plugging bonds, surface damage bonds, bonds with respect to self insured workers compensation insurance or bonds, undertakings or contracts and obligations for trade payables and current indebtedness (other than for borrowed money) incurred in, and deposits and advances accepted in, the ordinary course of business and which are not past due or delinquent; (ii) usual and customary insurance premiums financed in the normal course of business; and (iii) the Indebtedness.

      6.18 Contingent Liabilities; Advances.  Except for (A) guarantees by
Unit of indebtedness of a Person or Persons up to the aggregate amount of $200,000; (B) guarantees for the repayment of any indebtedness owed by one of the Borrowers to another one of the Borrowers; (C) the payment of the obligation of any Borrower to repurchase any property or interests under any partnership agreement under which any of the Borrowers serves as general partner up to the aggregate annual amount of $500,000; or (D) Unit's $500,000 payment guarantee to BOK of the $1,000,000 line of credit of Superior Pipeline Company, L.L.C., established with BOK; the Borrowers will not either directly or indirectly, (i) guarantee, become surety for, discount, endorse, agree (contingently or otherwise) to purchase, repurchase or otherwise acquire or supply or advance funds in respect of, or otherwise become or be contingently liable upon the indebtedness, obligation or liability of any Person, (ii) guarantee the payment of any dividends or other distributions upon the stock of any corporation, (iii) discount or sell with recourse or for less than the face value thereof, any of its notes receivable, accounts receivable or chattel paper; (iv) loan, agree to loan, or advance money to any Person; or (v) enter into any agreement for the purchase or other acquisition of any goods, products, materials or supplies, or for the making of any shipments or for the payment of services, if in any such case payment therefor is to be made regardless of the non-delivery of such goods, products, materials or supplies or the non-furnishing of the transportation of services; provided, however that the foregoing shall not be applicable to endorsement of negotiable instruments presented to or deposited with a bank for collection or deposit in the ordinary course of business.

      6.19 Merger, Consolidation, Acquisition. None of the Borrowers will merge or consolidate with or into any other Person or permit any other Person to consolidate with or merge into any of the Borrowers; or adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution; provided, however, Borrowers may merge into or with each other and/or (subject to the execution and delivery of such supplemental or additional Security Instruments deemed appropriate to continue the Banks' security interest in the Collateral) may enter into letter(s) of intent pertaining to merger, consolidation or acquisition subject to obtaining the Banks' written consent thereto prior to consummation of the transactions contemplated by such letter(s) of intent.

      6.20 Dividends. The Borrowers will not permit Unit to pay dividends (other than stock dividends) on or make any other distribution on account of any class of its capital stock or purchase or retire any class of its capital stock, unless such purchase or retirement is made by substituting another class of capital stock, whether now or hereafter existing, except cash dividends of not more than twenty-five percent (25%) of Unit's consolidated after-tax profits, as reflected in the financial statements furnished to the Agent pursuant to this Agreement for Unit's immediately preceding fiscal year, and only if Working Capital Provided from Operations during said year is equal to or greater than 175% of Current Maturities of Long Term Debt at the end of such year.

      6.21 Articles of Incorporation and By-Laws. The Borrowers will not amend, alter, modify or restate their Articles or Certificates of Incorporation or By-Laws in any way which would in any manner adversely affect the Borrowers' obligations or covenants to the Banks hereunder.

      6.22 Assumed Names/Additional Subsidiaries. The Borrowers promptly shall advise the Agent if any of the Borrowers amend, alter, modify or restate their Articles or Certificates of Incorporation or Bylaws in any way which would change the corporate name or adopt a trade name for any of the Borrowers. The Borrowers may create such additional wholly-owned subsidiaries as may be needed to conduct their operations, including Borrowers' proposed South American operations, provided that the Agent is promptly supplied with full and complete copies of the filed organizational documents pertaining thereto and, to the extent deemed necessary by the Agent, the newly created wholly-owned subsidiaries promptly execute supplemental or amended Security Instruments and such other loan documents reasonably deemed necessary by Banks to protect the Banks' security interests in the Collateral and the continuing priorities thereof.

      6.23 Consolidated Working Capital Ratio (Current Ratio). The Borrowers will not permit the Consolidated Working Capital Ratio (i.e., Current Ratio) to be less than 1.0 to 1.0 on any quarterly or annual reporting date.

      6.24 Minimum Tangible Net Worth. The Borrowers will not permit the Consolidated Tangible Net Worth to be less than Seventy-five Million Dollars ($75,000,000).

      6.25 Minimum Cash Flow. The Borrowers will not permit Working Capital Provided from Operations during the twelve (12) preceding month period to be less than Eighteen Million Dollars ($18,000,000), tested quarterly as of the close of each fiscal quarter of Unit for the most recent four (4) quarter rolling average.

      6.26 Long Term Debt to Consolidated Tangible Net Worth Ratio. The Borrowers will not permit the ratio of the Long Term Debt to Consolidated Tangible Net Worth to exceed 1.2 to 1.0 on any quarterly or annual reporting date.

      6.27 Total Liabilities to Consolidated Tangible Net Worth Ratio. The Borrowers will not permit the ratio of Total Liabilities to Consolidated Tangible Net Worth to exceed 1.65 to 1.0 on any quarterly or annual reporting date.

                             ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES

      To induce the Banks to enter into this Agreement and to make Line Loan advances hereunder from time to time and to establish the Term Loan to the Borrowers under the provisions hereof, and in consideration thereof, the Borrowers represent, warrant and covenant as follows:

      7.1 Organization and Qualification. Each of the Borrowers is duly organized, validly existing, and in good standing under the Laws of its respective jurisdiction of incorporation, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as such, except where failure to be licensed or in good standing would not have a material adverse affect on any of the Borrowers.

      7.2 Litigation. There is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting any of the Borrowers or any properties or rights of the Borrowers, which, if adversely determined, would result in a liability of greater than $1,000,000 or would otherwise result in any material adverse change in the business or condition, financial or otherwise, of Borrowers that is not otherwise covered by adequate insurance. None of the Borrowers is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

      7.3 Conflicting Agreements and Other Matters. None of the Borrowers is in default in any material respect in the performance of any obligation, covenant, or condition in any agreement to which it is a party or by which it is bound. None of the Borrowers is a party to any contract or agreement or subject to any charter or other restriction which materially and adversely affects its business, property or assets, or financial condition, other than permitted under this Agreement. None of the Borrowers is a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of the Borrowers to execute the Loan Documents or the performance of any of their respective terms. Neither the execution nor delivery of any of the Loan Documents nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except those created by the Loan Documents) upon any of the properties or assets of the Borrowers pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Closing Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to the Charter or By-Laws of any of the Borrowers, any award of any arbitrator, or any agreement, instrument or Law to which any of the Borrowers is subject.

      7.4 Financial Statements. The Borrowers' most recent unaudited financial statements which have been furnished to the Banks have been prepared in conformity with GAAP, show all material liabilities, direct and contingent, and fairly present the financial condition of the Borrowers and the results of their operations for the periods then ended, and since such date there has been no material adverse change in the business, financial condition or operations of the Borrowers.

      7.5 Corporate Authorization. The Boards of Directors of the Borrowers have duly authorized the execution and delivery of each of the Loan Documents and the performance of their respective terms. No other consent of any other Person, except for the Banks, is required as a prerequisite to the validity and enforceability of the Loan Documents.

      7.6 Title to Properties; Authority. Each of the Borrowers has full power, authority and legal right to own and operate the properties which it now owns and operates, and to carry on the lines of business in which it is now engaged, and Unit Drilling Company has good and marketable title to the Current Collateral and the applicable Borrowers who own the Additional Collateral have good and marketable title thereto subject to no Lien of any kind except Liens permitted by this Agreement. Borrowers have full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and the other Loan Documents.

      7.7  Environmental Representations.  To the best of Borrowers' knowledge:

           (a) None of the Borrowers is subject to any liability or obligation relating to (i) the environmental conditions on, under or about their properties, including, without limitation, the soil and ground water conditions at the location of any of the Borrowers' properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance that would or may reasonably be expected to result in a liability in the amount of $1,000,000 or more;

           (b) The Borrowers have been issued and are in compliance with all material permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, facilities, fixtures and equipment forming a part of their properties by reason of any Environmental Laws;

           (c) Each of the Borrowers has taken all steps necessary to determine and has determined that no Polluting Substances have been disposed of or otherwise released on, onto, into, or from their operated Mineral Interests (the term "release" shall have the meanings specified in CERCLA/SARA, and the term "disposal" or "disposed" shall have the meanings specified in RCRA/HSWA) which singly has, or in the aggregate have resulted in, or may reasonably be expected to result in a liability in the amount of $1,000,000 or more; provided, in the event either CERCLA/SARA or RCRA/HSWA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of any State or Tribunal establish a meaning for "release," "disposal" or "disposed" which is broader than that specified in CERCLA/SARA, RCRA/HSWA or other Environmental Laws, such broader meaning shall apply);

           (d) There are no PCB's or asbestos-containing materials, whether in the nature of thermal insulation products such as pipe boiler or breech coverings, wraps or blankets or sprayed-on or troweled-on products in, on or upon the properties owned by Borrowers; and

           (e) There is no urea formaldehyde foam insulation ("UFFI") in, on or upon the properties owned by Borrowers.

      7.8 Purposes. None of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Agent or any of the Banks, the Borrowers will furnish to the Agent or such Bank a statement in conformity with the requirements of Federal Reserve Form U-1, referred to in Regulation U, to the foregoing effect. None of the Borrowers nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate any regulation of the Board of Governors of the Federal Reserve System (including Regulations G, T, U and X) or to violate any Securities Laws, state or federal, in each case as in effect now or as the same may hereafter be in effect.

      7.9 Compliance with Applicable Laws. Each of the Borrowers is in compliance in all material respects with all Laws, ordinances, rules, regulations and other legal requirements applicable to it and the business conducted thereby, the violation of which could or would have a material adverse effect on its business condition, financial or otherwise.

      7.10 Possession of Franchises, Licenses. Each of the Borrowers possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and none of the Borrowers is in violation of any thereof in any material respect.

      7.11 Leases, Easements and Rights of Way. Each of the Borrowers enjoys peaceful and undisturbed possession of all leases, easements and rights of way necessary in any material respect for the operation of its respective properties and assets. All such leases, easements and rights of way are valid and subsisting and are in full force and effect.

      7.12 Taxes. Borrowers have filed all Federal, state and other income tax returns which are required to be filed and have paid all Taxes, as shown on said returns, and all Taxes due or payable without returns and all assessments received to the extent that such Taxes or assessments have become due. All Tax liabilities of the Borrowers are adequately provided for on the books of the Borrowers, including any interest or penalties. No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid.

      7.13 Disclosure. Neither this Agreement nor any other Loan Document or writing furnished to the Agent or the Banks by or on behalf of the Borrowers in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrowers and not reflected in the financial statements provided to the Banks which materially adversely affects their assets or in the future may materially adversely affect the business, properties, assets or financial condition of Borrowers which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to the Banks by or on behalf of the Borrowers prior to the date hereof in connection with the transactions contemplated hereby.

      7.14 Investment Company Act Representation. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      7.15 ERISA. Since the effective date of Title IV of ERISA, no Reportable Event has occurred with respect to any Plan. For the purposes of this section the term "Reportable Event" shall mean an event described in
Section 4043(b) of ERISA. For the purposes hereof the term "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrowers, or of any member of a controlled group of corporations, as the term "controlled group of corporations" is defined in Section 1563 of the Internal Revenue Code of 1986, as amended (the "Code"), of which any of the Borrowers is a part. Each Plan established or maintained by any of the Borrowers is in material compliance with the applicable provisions of ERISA, and the Borrowers have filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Borrowers have met all requirements with respect to funding Plans imposed by ERISA or the Code. Since the effective date of Title IV of ERISA there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to the assets of the Borrowers. The value of each Plan's benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plan's assets allocable to such benefits on the date hereof.

      7.16 Fiscal Year. The fiscal years of the respective Borrowers end as of December 31 of each year.

                             ARTICLE VIII

                          EVENTS OF DEFAULT

      8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

           (a) The Borrowers shall fail to make any payment due on any of the Notes within ten (10) Business Days after the same shall become due and payable (whether by extension, renewal, acceleration, maturity or otherwise) or the Borrowers shall fail to pay any other sums due to the Banks hereunder within ten (10) Business Days after the same shall become due and payable; or

           (b) Any representation or warranty of the Borrowers made herein or in any writing furnished in connection with or pursuant to any of the Loan Documents shall have been false or misleading in any material respect on the date when made; or

           (c) Any of the Borrowers shall fail to duly observe, perform or comply with any covenant, agreement or term (other than payment provisions which are governed by Section 8.1(a) hereof) contained in this Agreement or any of the Loan Documents and such default or breach shall have not been cured or remedied within the earlier of thirty (30) days after any of the Borrowers shall know (or should have known) of its occurrence or thirty (30) days following receipt of notice thereof from the Bank; or

           (d) Any of the Borrowers shall default in the payment of principal or of interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any grace period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its date of maturity; or

           (e) Any of the following: (i) any of the Borrowers shall become insolvent or unable to pay its debts as they mature, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail generally to pay its debts as they mature; or (ii) an order, judgment or decree is entered adjudicating any of the Borrowers insolvent or an order for relief under the United States Bankruptcy Court is entered with respect to any of the Borrowers within sixty (60) days of the date of its entry; or (iii) any of the Borrowers shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of any of the Borrowers or of any substantial part of the assets of any of the Borrowers, or shall commence any proceedings relating to any of the Borrowers under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, of a type described in subsection (iii) above, against any of the Borrowers and any of the Borrowers by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect, if being vigorously contested, for more than sixty (60) days; or (v) any order, judgment or decree shall be entered in any proceedings against any of the Borrowers decreeing the dissolution of any of the Borrowers and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vi) any final order, judgment or decree shall be entered in any proceedings against any of the Borrowers decreeing a split-up of any of the Borrowers which requires the divestiture of a substantial part of the assets of any of the Borrowers, and such order, judgment or decree shall remain unstayed and in effect for more than sixty (60) days; or (vii) any of the Borrowers shall fail to make timely payment or deposit of any amount of tax required to be withheld by any of the Borrowers and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of the Borrowers; or

           (f) Any final judgment on the merits for the payment of money in an amount in excess of $500,000 shall be outstanding against any of the Borrowers and such judgment shall remain unstayed and in effect and unpaid for more than thirty (30) days; or

           (g) Any Reportable Event described in Section 7.15 hereof which the Banks determine in good faith might constitute grounds for the termination of a Plan therein described or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to any of the Borrowers by the Agent or the Banks, or any such Plan shall be terminated, or a trustee shall be appointed by a United States District Court to administer any such Plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan; or

           (h) Any default or event of default occurs and is continuing beyond any cure period with respect thereto under any of the other Loan Documents.

      8.2 Remedies. Upon the occurrence of any Event of Default referred to in Section 8.1(e), the Line Commitment (to the extent on or prior to the Conversion Date shall immediately and automatically terminate and the Notes (whether before or after the Conversion Date) and all other Indebtedness shall be immediately due and payable, without notice of any kind. Upon the occur-rence of any other Event of Default, and without prejudice to any right or remedy of the Banks under this Agreement or the Loan Documents or under applicable Law or under any other instrument or document delivered in connection herewith, the Agent or the Majority Banks may (i) declare the Commitments terminated or (ii) declare both of the Commitments terminated and declare the

Notes and the other Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Notes and the other Indebtedness, or such portion as is designated by the Banks shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrowers. No delay or omission on the part of the Agent or the Banks in exercising any power or right hereunder or under the Notes, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Agent or the Banks of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Agent or the Banks in accordance with applicable Laws. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Banks shall have the right to set off the amount of all the Indebtedness of the Borrowers owing to the Banks against, and shall have a lien upon and security interest in, all property of the Borrowers in the Banks' possession at or subsequent to such default, regardless of the capacity in which the Banks possess such property, including but not limited to any balance or share of any deposit, demand, collection or agency account, subject to Section 9.3 hereof. At any time after the occurrence of any Event of Default, the Banks may, at their option, cause an audit of any and/or all of the books, records and documents of the Borrowers, with the exception of the portion thereof covered by an attorney-client privilege or constituting attorney work product, to be made by auditors satisfactory to the Banks. The Banks also shall have, and may exercise, each and every right and remedy granted to them for default under the terms of the other Loan Documents in accordance with applicable Laws.


                              ARTICLE IX

                            MISCELLANEOUS

      9.1 Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be either hand-delivered (by courier or otherwise), sent by fax or telecopy to the respective fax or telecopy number specified below or mailed by certified mail, postage prepaid, to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:

      If to the Borrowers, to:

           1000 Kensington Tower 1
           7130 South Lewis
           Tulsa, Oklahoma 74172
           Attention:  Chief Financial Officer
           FAX NO: (918) 493-7711

      If to BOK, to:

           Bank of Oklahoma, National Association
           P. O. Box 2300
           101 East Second Street
           Tulsa, Oklahoma 74192
           Attention:  Energy Department
           FAX NO: (918) 588-6880

      If to Nations, to:

           Nations, N.A.
           P. O. Box 2360
           515 South Boulder
           Tulsa, Oklahoma 74101-2360
           Attention:  Energy Department
           FAX NO: (918) 591-8487

      If to BankBoston, N. A. to:

           BankBoston, N.A.
           P.O. Box 2016
           100 Federal Street
           Energy & Utility Division 01-08-02
           Boston, Massachusetts  02110
           Attention: Ms. Allison Rossi
           FAX NO: (617) 434-3652

      If to Local Federal, to:

           Local Federal Bank, FSB
           2250 East 73rd
           Suite 625
           Tulsa, Oklahoma  74136
           Attention: Mr. James N. Young, Jr.
                      Executive Vice-President
           FAX NO: (918) 495-1284

      If to the Agent, to:

           Bank of Oklahoma, National Association
           P. O. Box 2300
           101 East Second Street
           Tulsa, Oklahoma 74192
           Attention:  Energy Department
           FAX NO: (918) 588-6880

All notices, requests, consents and demands hereunder will be effective when hand-delivered to the applicable notice addresses of any party hereto or when sent by fax or telecopy to the applicable fax or telecopy numbers of any party hereto or when mailed by certified mail, postage prepaid, addressed as aforesaid by any party hereto.

      9.2 Place of Payment. All sums payable hereunder shall be paid in immediately available funds to the Agent, at its principal banking offices at Bank of Oklahoma Tower, 101 East Second Street, One Williams Center in Tulsa, Oklahoma, or at such other place as the Agent shall notify the Borrowers in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

      9.3 Setoff. Any indebtedness owing from any of the Banks to any of the Borrowers, including, without limitation, any general or special deposit account (excluding, however, the following accounts at BOK; Account Nos. 1-01174868, 1-

026-5743-7, 1-035-7018-4, 1-038-4862-7, 1-038-4077-3, 2-079-1154-3, 2-079-2793-
3, 2-079-2310-4, 2-079-2864-8, 2-079-3738-2, 2-083-0274-7, 2-083-0798-3, 2-083-
1249-3 and 2-083-1818-0), may be set off or otherwise applied by the Banks under a general lien and security interest covering such indebtedness which is hereby granted on any indebtedness or liability of Borrowers under any Loan Document to the Banks, at any time and from and after the occurrence of an Event of Default, either before or after Maturity, and without demand or notice to anyone. It is understood that if any one or more of the Banks sell sub-participations in the Notes to an affiliate of such Bank that any such sub-participant shall have the right of setoff or other application under the general lien as herein granted to the Banks.

      9.4 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of Loan Documents. All statements contained in any certificate or other instrument executed and delivered by the Borrowers hereunder shall be deemed to constitute representations and warranties by the Borrowers.

      9.5 Parties in Interest. All covenants, agreements and obligations contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrowers may not assign their rights or obligations hereunder without the prior written consent of the Banks. Each of the Banks may sell participations in its interest hereunder and under its Note without the prior written consent of Unit (for and on behalf of all of the Borrowers) but only if and to the extent such Bank retains all of its voting rights under the Intercreditor Agreement or and further that the Banks may sell, assign or transfer such interests with such prior consent of Unit (which consent Unit will not unreasonably withhold), provided that no such consent shall be required in the case of a sale, transfer or assignment to any affiliate of any of the Banks. Notwithstanding anything to the contrary provided herein, each Bank may, at any time, without the consent of the Borrowers, assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank, provided that no such assignment shall release any Bank from its obligations hereunder.

      9.6 Governing Law. This Agreement, the Notes and the Security Instruments shall be deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

      9.7 SUBMISSION TO JURISDICTION. THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY OF THE STATE AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA AND WAIVE ANY OBJECTION WHICH
PARTIES MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENT
TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

      9.8 Maximum Interest Rate. Regardless of any provision herein, the Agent and the Banks shall never be entitled to receive, collect or apply, as interest on the Indebtedness any amount in excess of the maximum rate of interest permitted to be charged by the Banks by applicable Law, and, in the event the Agent or the Banks shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to other Indebtedness and then to the reduction of principal; and, if the other Indebtedness and principal are paid in full, then any remaining excess shall forthwith be paid to the Borrowers.

      9.9 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Agent or any of the Banks, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Agent or any of the Banks. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Agent and the Banks. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

      9.10 Costs. The Borrowers agree to pay to the Agent for the benefit of the Banks on demand all recording fees and filing costs and all reasonable attorneys fees and legal expenses incurred or accrued by the Banks in connection with the preparation, negotiation, closing, administration of the Loan Documents and the filing and recording of the Security Instruments or any amendment, waiver, consent or modification to and of the Loan Documents. In any action to enforce or construe the provisions of this Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs and expenses related thereto.

      9.11 Change of Agent. Upon receipt of notice of the name and address of a new Agent, duly executed by the Banks, the Borrowers shall thereafter direct to the new Agent all reports, payments and other information required to be delivered to the Agent pursuant to the terms of this Agreement and all other Loan Documents.

      9.12 Headings. The article and section headings of this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

      9.13 Severability. The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

      9.14 Counterparts and Execution. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Notwith standing the single execution of this Agreement by the President of each of the Borrowers, each of the Borrowers is jointly and severally bound by the terms of this Agreement.

      9.15 WAIVER OF JURY TRIAL. BORROWERS, BANKS AND AGENTS FULLY, VOLUNTARILY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT,
DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND/OR THE SECURITY INSTRUMENTS. BORROWERS, BANKS AND AGENT
AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      IN WITNESS WHEREOF, the Borrowers have caused this Agreement to be executed and delivered to the Banks in Tulsa, Oklahoma as of the day and year first above written by the undersigned duly authorized corporate officer of each thereof.

                              "Borrowers"

                              UNIT CORPORATION, a Delaware corporation
                              UNIT DRILLING AND EXPLORATION
                               COMPANY, a Delaware corporation
                              MOUNTAIN FRONT PIPELINE COMPANY,
                               INC., an Oklahoma corporation
                              UNIT PETROLEUM COMPANY, an Oklahoma
                               corporation
                              UNIT DRILLING COMPANY, an Oklahoma
                               corporation
                              PETROLEUM SUPPLY COMPANY, an Oklahoma
                               corporation, and
                              UNIT ENERGY CANADA INC., an Oklahoma
                               corporation


                              By___________________________________
                                John G. Nikkel, President of UNIT
                                CORPORATION, UNIT DRILLING AND
                                EXPLORATION COMPANY, MOUNTAIN FRONT
                                PIPELINE COMPANY, INC., UNIT PETROLEUM
                                COMPANY, UNIT DRILLING COMPANY,
                                PETROLEUM SUPPLY COMPANY AND UNIT
                                ENERGY CANADA INC.


                              "Agent"

                              BANK OF OKLAHOMA, NATIONAL
                               ASSOCIATION


                              By __________________________________
                                   Pam Schloeder, Vice President

                              P. O. Box 2300
                              Tulsa, Oklahoma 74192

                              "Banks"


                              BANK OF OKLAHOMA, NATIONAL
                               ASSOCIATION


                              By __________________________________
                                 Pam Schloeder, Vice President

                              P. O. Box 2300
                              Tulsa, Oklahoma  74192

                              BANKBOSTON, N.A.


                              By __________________________________
                                 Allison Rossi, _______________(Title)

                              P.O. Box 2016
                              100 Federal Street
                              Energy & Utility Division 01-08-02
                              Boston, Massachusetts  02110

                              NATIONSBANK, N.A.


                              By __________________________________
                                 Glenn A. Elrod
                                 Senior Vice President

                              P. O. Box 2360
                              Tulsa, Oklahoma  74101-2360

                              LOCAL FEDERAL BANK, FSB



                              By __________________________________

                                  James N. Young, Jr.
                                  Executive Vice President


                              2250 East 73rd, Suite 625
                              Tulsa, Oklahoma 74136

                            EXHIBIT "A-1"

                           PROMISSORY NOTE


$30,000,000                                             April 30, 1998
                                                       Tulsa, Oklahoma

     FOR VALUE RECEIVED, the undersigned, UNIT CORPORATION, a Delaware corporation, UNIT DRILLING AND EXPLORATION COMPANY, a Delaware corporation, MOUNTAIN FRONT PIPELINE COMPANY, INC., an Oklahoma corporation, UNIT DRILLING COMPANY, an Oklahoma corporation, UNIT PETROLEUM COMPANY (formerly Sunshine Development Corporation), an Oklahoma corporation, PETROLEUM SUPPLY COMPANY, an Oklahoma corporation, and UNIT ENERGY CANADA INC., an Alberta, Canada corporation (individually and collectively the "Borrowers"), jointly and severally promise to pay to the order of BANK OF OKLAHOMA, NATIONAL ASSOCIATION ("BOK"), with interest, the principal sum of THIRTY MILLION and no/100ths DOLLARS ($30,000,000) or, if less, the aggregate principal amount of all advances made by BOK to Borrowers pursuant to the Loan Agreement dated as of even date herewith among Borrowers, BOK, NationsBank, N.A. ("Nations"), BankBoston, N.A. ("BankBoston") and Local Federal Bank, FSB ("Local Federal") (collectively the "Banks"), with BOK as Agent, (the Loan Agreement, as hereafter amended from time to time referred to as the "Loan Agreement"), which are outstanding from time to time hereunder and, unless otherwise provided in the Loan Agreement, the principal balance of this Note outstanding on May 1, 2002, (the "Conversion Date") shall be payable in thirty-six (36) consecutive monthly installments commencing June 1, 2002, and continuing on the first (1st) day of each month thereafter through May 1, 2005 ("Maturity"). Each of the first thirty-five (35) of such principal installments shall be in the amount derived by dividing the principal amount hereof outstanding on the Conversion Date by thirty-six (36). The thirty-sixth (36th) and final installment shall be in the amount of the remaining principal balance of this Note at Maturity plus all accrued but unpaid interest hereon.

     Except as hereinafter provided in connection with a default, interest shall accrue on the outstanding principal balance hereof and on any past due interest through Maturity at the rate or rates per annum determined pursuant to the Loan Agreement, payable as provided therein, and shall be calculated as provided in the Loan Agreement.

     The rate of interest payable upon the indebtedness evidenced by this Note shall not at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma or federal laws to the extent they apply for loans of the type and character evidenced by this Note.

     All payments under this Note shall be made in legal tender of the United States of America or in other immediately available funds at the offices of the Agent at Bank of Oklahoma Tower, Seven East Second Street, Tulsa, Oklahoma 74172, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as the Agent or the holder hereof shall have received credit therefor from the Agent's or the holder's collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn. If any payment is due upon a Saturday or Sunday or upon any other day on which state or national banks in the State of Oklahoma are closed for business by virtue of a legal holiday for such banks, such payment shall be due and payable on the next succeeding Business Day, and interest shall accrue to such day.

     Prior to the Conversion Date, the Borrowers may borrow, repay and reborrow hereunder at any time and from time to time as provided in the Loan Agreement. From and after the Conversion Date, the Borrowers may prepay this
Note in whole or in part, subject to the prepayment limitations contained in the Loan Agreement; provided, however, that any partial prepayment shall be applied first to accrued interest, then to unpaid principal installments in the inverse order of maturity.

     From time to time the Borrowers and the Banks may agree to extend the maturity date of this Note or to renew this Note, in whole or in part, or a new note of different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions, and the holder, from time to time, may waive or surrender, either in whole or in part, any rights, guarantees, security interests, or liens given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrences shall in any manner affect, limit, modify or otherwise impair any rights, guarantees or security of the holder not specifically waived, released or surrendered in writing, nor shall the Borrowers or any guarantor, endorser or any other person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon; and such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

     If any payment required by this Note to be made is not made within ten
(10) Business Days after the same shall become due and payable, or if any default occurs under the Loan Agreement, the Security Agreement or under the provisions of any mortgage, deed of trust, security agreement, assignment, pledge or other document or agreement which provides security for the indebtedness evidenced by this Note, the holder hereof may, at its option, without notice or demand, declare this Note in default and all indebtedness due and owing hereunder immediately due and payable. In the event of a default the entire unpaid balance shall be immediately due and payable, together with any past due interest at the rate of five percentage points (5%) per annum above the Applicable Prime Rate ("Default Rate"). The Borrowers and all endorsers, guarantors and sureties hereby severally waive protest, presentment, demand, and notice of protest and nonpayment in case this Note or any payment due hereunder is not paid when due; and they agree to any renewal of this Note or to any extension, acceleration or postponement of the time of payment, or any other indulgence, to any substituting, exchange or release of collateral and to the release of any party or person primarily or contingently liable hereon without prejudice to the holder and without notice to the Borrowers or any endorser, guarantor or surety. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Note, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable costs, expenses, including reasonable attorneys' and accountants' fees. In the event the Agent or BOK is the prevailing party, the Borrowers, and any guarantor, endorser, surety or any other person who is or may become liable hereon, will, on demand, pay all such costs and expenses.

     Upon the occurrence of any default hereunder, BOK shall have the right, immediately and without further action by it, to set off against this Note all money owed by BOK in any capacity (except for balances in the following accounts with BOK: Account Nos. 1-01174868, 1-026-5743-7, 1-035-7018-4, 1-038-4862-7, 1-
038-4077-3, 2-079-1154-3, 2-079-2793-3, 2-079-2310-4, 2-079-2864-8, 2-079-3738-
2, 2-083-0274-7, 2-083-0798-3, 2-083-1249-3 and 2-083-1818-0), to each or any of the Borrowers, guarantor, endorser or any other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of each of the Borrowers to BOK all money owed by BOK in any capacity to each or any of the Borrowers; and BOK shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of BOK subsequently thereto.

     This Note is issued pursuant to and subject to the terms of the Loan Agreement and is secured by the Collateral described in the Loan Agreement, which provides, among other things, for pre-payment of this Note upon the occurrence of certain events and for limitations on advances which may be made hereunder. This Note is a substitution and replacement of that certain promissory note dated December 16, 1996, payable by certain of the Borrowers to the order of BOK in the original principal amount of $25,000,000. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma. Borrowers agree that all suits or proceedings arising from or related to this Note or the Loan Agreement may be litigated in courts, state or federal, sitting in the State of Oklahoma. In furtherance of this provision, Borrowers hereby waive any objection to such venue.

        [the remainder of this page left blank intentionally]

     Notwithstanding the single execution of this Note by the President of each of the Borrowers, each of the Borrowers is jointly and severally bound by the terms of this Note.


                             "Borrowers"

                             UNIT CORPORATION, a Delaware
                              corporation
                             UNIT DRILLING AND EXPLORATION
                              COMPANY, a Delaware corporation
                             MOUNTAIN FRONT PIPELINE COMPANY,
                              INC., an Oklahoma corporation
                             UNIT PETROLEUM COMPANY, an Oklahoma
                              corporation
                             UNIT DRILLING COMPANY, an Oklahoma
                              corporation
                             PETROLEUM SUPPLY COMPANY, an Oklahoma
                              corporation and
                             UNIT ENERGY CANADA INC., an Alberta, Canada
                              corporation

                             By___________________________________
                               John G. Nikkel, President of UNIT CORPORA-
                               TION, UNIT DRILLING AND EXPLORATION
                               COMPANY, MOUNTAIN FRONT PIPELINE
                               COMPANY, INC., UNIT PETROLEUM COM-
                               PANY, UNIT DRILLING COMPANY, PETRO-
                               LEUM SUPPLY COMPANY, and UNIT ENERGY
                               CANADA INC.



Due: May 1, 2005
     (subject to conversion
     to Term Loan payout on
     the Conversion Date per
     Loan Agreement)

                            EXHIBIT "A-2"

                           PROMISSORY NOTE


$25,000,000                                             April 30, 1998
                                                       Tulsa, Oklahoma

     FOR VALUE RECEIVED, the undersigned, UNIT CORPORATION, a Delaware corporation, UNIT DRILLING AND EXPLORATION COMPANY, a Delaware corporation, MOUNTAIN FRONT PIPELINE COMPANY, INC., an Oklahoma corporation, UNIT DRILLING COMPANY, an Oklahoma corporation, UNIT PETROLEUM COMPANY (formerly Sunshine Development Corporation), an Oklahoma corporation, PETROLEUM SUPPLY COMPANY, an Oklahoma corporation, and UNIT ENERGY CANADA, INC., an Alberta, Canada corporation (individually and collectively the "Borrowers"), jointly and severally promise to pay to the order of BANKBOSTON, N.A. ("BankBoston"), with interest, the principal sum of TWENTY FIVE MILLION and no/100ths DOLLARS ($25,000,000) or, if less, the aggregate principal amount of all advances made by BankBoston to Borrowers pursuant to the Loan Agreement dated as of even date herewith among Borrowers, BankBoston, Bank of Oklahoma, National Association ("BOK"), NationsBank, N.A. ("Nations") and Local Federal Bank, FSB ("Local Federal") (collectively the "Banks"), with BOK as Agent, (the Loan Agreement, as hereafter amended from time to time, referred to as the "Loan Agreement"), which are outstanding from time to time hereunder and, unless otherwise provided in the Loan Agreement, the principal balance of this Note outstanding on May 1, 2002 (the "Conversion Date") shall be payable in thirty-six (36) consecutive monthly installments commencing June 1, 2002, and continuing on the first (1st) day of each month thereafter through May 1, 2005 ("Maturity"). Each of the first thirty-five (35) of such principal installments shall be in the amount derived by dividing the principal amount hereof outstanding on the Conversion Date by thirty-six (36). The thirty-sixth (36th) and final installment shall be in the amount of the remaining principal balance of this Note at Maturity plus all accrued but unpaid interest hereon.

     Except as hereinafter provided in connection with a default, interest shall accrue on the outstanding principal balance hereof and on any past due interest through Maturity at the rate or rates per annum determined pursuant to the Loan Agreement, payable as provided therein, and shall be calculated as provided in the Loan Agreement.

     The rate of interest payable upon the indebtedness evidenced by this Note shall not at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma or federal laws to the extent they apply for loans of the type and character evidenced by this Note.

     All payments under this Note shall be made in legal tender of the United States of America or in other immediately available funds at the offices of the Agent at Bank of Oklahoma Tower, Seven East Second Street, Tulsa, Oklahoma 74172, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as the Agent or the holder hereof shall have received credit therefor from the Agent's or the holder's collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn. If any payment is due upon a Saturday or Sunday or upon any other day on which state or national banks in the State of Oklahoma are closed for business by virtue of a legal holiday for such banks, such payment shall be due and payable on the next succeeding Business Day, and interest shall accrue to such day.

     Prior to the Conversion Date, the Borrowers may borrow, repay and reborrow hereunder at any time and from time to time as provided in the Loan Agreement. From and after the Conversion Date, the Borrowers may prepay this
Note in whole or in part, subject to the prepayment limitations contained in the Loan Agreement; provided, however, that any partial prepayment shall be applied first to accrued interest, then to unpaid principal installments in the inverse order of maturity.

     From time to time the Borrowers and the Banks may agree to extend the maturity date of this Note or to renew this Note, in whole or in part, or a new note of different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions, and the holder, from time to time, may waive or surrender, either in whole or in part, any rights, guarantees, security interests, or liens given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrences shall in any manner affect, limit, modify or otherwise impair any rights, guarantees or security of the holder not specifically waived, released or surrendered in writing, nor shall the Borrowers or any guarantor, endorser or any other person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon; and such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

     If any payment required by this Note to be made is not made within ten
(10) Business Days after the same shall become due and payable, or if any default occurs under the Loan Agreement, the Security Agreement or under the provisions of any mortgage, deed of trust, security agreement, assignment, pledge or other document or agreement which provides security for the indebtedness evidenced by this Note, the holder hereof may, at its option, without notice or demand, declare this Note in default and all indebtedness due and owing hereunder immediately due and payable. In the event of a default the entire unpaid balance shall be immediately due and payable, together with any past due interest at the rate of five percentage points (5%) per annum above the Applicable Prime Rate ("Default Rate"). The Borrowers and all endorsers, guarantors and sureties hereby severally waive protest, presentment, demand, and notice of protest and nonpayment in case this Note or any payment due hereunder is not paid when due; and they agree to any renewal of this Note or to any extension, acceleration or postponement of the time of payment, or any other indulgence, to any substituting, exchange or release of collateral and to the release of any party or person primarily or contingently liable hereon without prejudice to the holder and without notice to the Borrowers or any endorser, guarantor or surety. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Note, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable costs, expenses, including reasonable attorneys' and accountants' fees. In the event the Agent or BankBoston is the prevailing party, the Borrowers, and any guarantor, endorser, surety or any other person who is or may become liable hereon, will, on demand, pay all such costs and expenses.

     Upon the occurrence of any default hereunder, BankBoston shall have the right, immediately and without further action by it, to set off against this Note all money owed by BankBoston in any capacity, to each or any of the Borrowers, guarantor, endorser or any other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of each of the Borrowers to BankBoston all money owed by BankBoston in any capacity to each or any of the Borrowers; and BankBoston shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of BankBoston subsequently thereto.

     This Note is issued pursuant to and subject to the terms of the Loan Agreement and is secured by the Collateral described in the Loan Agreement, which provides, among other things, for prepayment of this Note upon the occurrence of certain events and for limitations on advances which may be made hereunder. This Note is a substitution, replacement and increase of that certain promissory note dated December 16, 1996, payable by certain of the Borrowers to the order of BankBoston in the original principal amount of $23,500,000. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma. Borrowers agree that all suits or proceedings arising from or related to this Note or the Loan Agreement may be litigated in courts, state or federal, sitting in the State of Oklahoma. In furtherance of this provision, Borrowers hereby waive any objection to such venue.

        [the remainder of this page left blank intentionally]

     Notwithstanding the single execution of this Note by the President of each of the Borrowers, each of the Borrowers is jointly and severally bound by the terms of this Note.


                             "Borrowers"

                             UNIT CORPORATION, a Delaware
                              corporation
                             UNIT DRILLING AND EXPLORATION
                              COMPANY, a Delaware corporation
                             MOUNTAIN FRONT PIPELINE COMPANY,
                              INC., an Oklahoma corporation
                             UNIT PETROLEUM COMPANY, an Oklahoma
                              corporation
                             UNIT DRILLING COMPANY, an Oklahoma
                              corporation
                             PETROLEUM SUPPLY COMPANY, an Oklahoma
                              corporation and
                             UNIT ENERGY CANADA INC., an Alberta, Canada
                              corporation


                             By_________________________________________
                               John G. Nikkel, President of UNIT CORPORA-
                               TION, UNIT DRILLING AND EXPLORATION
                               COMPANY, MOUNTAIN FRONT PIPELINE
                               COMPANY, INC., UNIT PETROLEUM COM-
                               PANY, UNIT DRILLING COMPANY, PETRO-
                               LEUM SUPPLY COMPANY and UNIT ENERGY
                               CANADA INC.

Due: May 1, 2005
     (subject to conversion
     to Term Loan payout on
     the Conversion Date per
     Loan Agreement)

                            EXHIBIT "A-3"

                           PROMISSORY NOTE


$30,000,000                                             April 30, 1998
                                                       Tulsa, Oklahoma

     FOR VALUE RECEIVED, the undersigned, UNIT CORPORATION, a Delaware corporation, UNIT DRILLING AND EXPLORATION COMPANY, a Delaware corporation, MOUNTAIN FRONT PIPELINE COMPANY, INC., an Oklahoma corporation, UNIT DRILLING COMPANY, an Oklahoma corporation, UNIT PETROLEUM COMPANY (formerly Sunshine Development Corporation), an Oklahoma corporation, PETROLEUM SUPPLY COMPANY, an Oklahoma corporation, and UNIT ENERGY CANADA INC. an Alberta, Canada corporation (individually and collectively the "Borrowers"), jointly and severally promise to pay to the order of NATIONSBANK, N.A. ("Nations") with interest, the principal sum of THIRTY MILLION and no/100ths DOLLARS ($30,000,000) or, if less, the aggregate principal amount of all advances made by Nations' to Borrowers pursuant to the Loan Agreement dated as of even date herewith among Borrowers, Nations, Bank of Oklahoma, National Association ("BOK"), BankBoston, N.A. ("BankBoston") and Local Federal Bank, FSB ("Local Federal") (collectively the "Banks"), with BOK as Agent, (the Loan Agreement, as hereafter amended from time to time, referred to as the "Loan Agreement"), which are outstanding from time to time hereunder and, except as otherwise provided in the Loan Agreement, the principal balance of this Note outstanding on May 1, 2002 (the "Conversion Date") shall be payable in thirty-six (36) consecutive monthly installments commencing June 1, 2002, and continuing on the first (1st) day of each month thereafter through May 1, 2005 ("Maturity"). Each of the first thirty-five (35) of such principal installments shall be in the amount derived by dividing the principal amount hereof outstanding on the Conversion Date by thirty-six (36). The thirty-sixth (36th) and final installment shall be in the amount of the remaining principal balance of this Note at Maturity plus all accrued but unpaid interest hereon.

     Except as hereinafter provided in connection with a default, interest shall accrue on the outstanding principal balance hereof and on any past due interest through Maturity at the rate or rates per annum determined pursuant to the Loan Agreement, payable as provided therein, and shall be calculated as provided in the Loan Agreement.

     The rate of interest payable upon the indebtedness evidenced by this Note shall not at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma or federal laws to the extent they apply for loans of the type and character evidenced by this Note.

     All payments under this Note shall be made in legal tender of the United States of America or in other immediately available funds at the offices of the Agent at Bank of Oklahoma Tower, Seven East Second Street, Tulsa, Oklahoma 74172, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as the Agent or the holder hereof shall have received credit therefor from the Agent's or the holder's collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn. If any payment is due upon a Saturday or Sunday or upon any other day on which state or national banks in the State of Oklahoma are closed for business by virtue of a legal holiday for such banks, such payment shall be due and payable on the next succeeding Business Day, and interest shall accrue to such day.

     Prior to the Conversion Date, the Borrowers may borrow, repay and reborrow hereunder at any time and from time to time as provided in the Loan Agreement. From and after the Conversion Date, the Borrowers may prepay this
Note in whole or in part, subject to the prepayment limitations contained in the Loan Agreement; provided, however, that any partial prepayment shall be applied first to accrued interest, then to unpaid principal installments in the inverse order of maturity.

     From time to time the Borrowers and the Banks may agree to extend the maturity date of this Note or to renew this Note, in whole or in part, or a new note of different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions, and the holder, from time to time, may waive or surrender, either in whole or in part, any rights, guarantees, security interests, or liens given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrences shall in any manner affect, limit, modify or otherwise impair any rights, guarantees or security of the holder not specifically waived, released or surrendered in writing, nor shall the Borrowers or any guarantor, endorser or any other person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon; and such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

     If any payment required by this Note to be made is not made within ten
(10) Business Days after the same shall become due and payable, or if any default occurs under the Loan Agreement, the Security Agreement or under the provisions of any mortgage, deed of trust, security agreement, assignment, pledge or other document or agreement which provides security for the indebtedness evidenced by this Note, the holder hereof may, at its option, without notice or demand, declare this Note in default and all indebtedness due and owing hereunder immediately due and payable. In the event of a default the entire unpaid balance shall be immediately due and payable, together with any past due interest at the rate of five percentage points (5%) per annum above the Applicable Prime Rate ("Default Rate"). The Borrowers and all endorsers, guarantors and sureties hereby severally waive protest, presentment, demand, and notice of protest and nonpayment in case this Note or any payment due hereunder is not paid when due; and they agree to any renewal of this Note or to any extension, acceleration or postponement of the time of payment, or any other indulgence, to any substituting, exchange or release of collateral and to the release of any party or person primarily or contingently liable hereon without prejudice to the holder and without notice to the Borrowers or any endorser, guarantor or surety. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Note, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable costs, expenses, including reasonable attorneys' and accountants' fees. In the event the Agent or Nations is the prevailing party, the Borrowers, and any guarantor, endorser, surety or any other person who is or may become liable hereon, will, on demand, pay all such costs and expenses.

     Upon the occurrence of any default hereunder, Nations shall have the right, immediately and without further action by it, to set off against this Note all money owed by Nations in any capacity, to each or any of the Borrowers, guarantor, endorser or any other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of each of the Borrowers to Nations all money owed by Nations in any capacity to each or any of the Borrowers; and Nations shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Nations subsequently thereto.

     This Note is issued pursuant to and subject to the terms of the Loan Agreement and is secured by the Collateral described in the Loan Agreement, which provides, among other things, for prepayment of this Note upon the occurrence of certain events and for limitations on advances which may be made hereunder. This Note is a substitution and replacement of that certain promissory note dated December 16, 1996, payable by certain of the Borrowers to the order of Nations in the original principal amount of $25,000,000. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma. Borrowers agree that all suits or proceedings arising from or related to this Note or the Loan Agreement may be litigated in courts, state or federal, sitting in the State of Oklahoma. In furtherance of this provision, Borrowers hereby waive any objection to such venue.

             [remainder of page left blank intentionally]

     Notwithstanding the single execution of this Note by the President of each of the Borrowers, each of the Borrowers is jointly and severally bound by the terms of this Note.


                             "Borrowers"

                             UNIT CORPORATION, a Delaware
                              corporation
                             UNIT DRILLING AND EXPLORATION
                              COMPANY, a Delaware corporation
                             MOUNTAIN FRONT PIPELINE COMPANY,
                              INC., an Oklahoma corporation
                             UNIT PETROLEUM COMPANY, an Oklahoma
                              corporation
                             UNIT DRILLING COMPANY, an Oklahoma
                              corporation
                             PETROLEUM SUPPLY COMPANY, an Oklahoma
                              corporation and
                             UNIT ENERGY CANADA INC., an Alberta, Canada
                              corporation


                             By___________________________________________
                               John G. Nikkel, President of UNIT CORPORA-
                               TION, UNIT DRILLING AND EXPLORATION
                               COMPANY, MOUNTAIN FRONT PIPELINE
                               COMPANY, INC., UNIT PETROLEUM COM-
                               PANY, UNIT DRILLING COMPANY, PETRO-
                               LEUM SUPPLY COMPANY and UNIT ENERGY
                               CANADA INC.



Due: May 1, 2005
     (subject to conversion
     to Term Loan payout on
     the Conversion Date per
     Loan Agreement)

                            EXHIBIT "A-4"

                           PROMISSORY NOTE


$15,000,000                                              April 30 1998
                                                       Tulsa, Oklahoma

     FOR VALUE RECEIVED, the undersigned, UNIT CORPORATION, a Delaware corporation, UNIT DRILLING AND EXPLORATION COMPANY, a Delaware corporation, MOUNTAIN FRONT PIPELINE COMPANY, INC., an Oklahoma corporation, UNIT DRILLING COMPANY, an Oklahoma corporation, UNIT PETROLEUM COMPANY (formerly Sunshine Development Corporation), an Oklahoma corporation, PETROLEUM SUPPLY COMPANY, an Oklahoma corporation and UNIT ENERGY CANADA INC., an Alberta, Canada corporation (individually and collectively the "Borrowers"), jointly and severally promise to pay to the order of LOCAL FEDERAL BANK, FSB ("Local Federal") with interest, the principal sum of FIFTEEN MILLION and no/100ths DOLLARS ($15,000,000) or, if less, the aggregate principal amount of all advances made by Local Federal to Borrowers pursuant to the Loan Agreement dated as of even date herewith among Borrowers, Local Federal, Bank of Oklahoma, National Association ("BOK"), BankBoston ("BankBoston") and NationsBank, N.A. ("Nations") (collectively the "Banks") (the Loan Agreement, as hereafter amended from time to time, referred to as the "Loan Agreement"), which are outstanding from time to time hereunder and, except unless otherwise provided in the Loan Agreement, the principal balance of this Note outstanding on May 1, 2002 (the "Conversion Date") shall be payable in thirty-six (36) consecutive monthly installments commencing June 1, 2002, and continuing on the first (1st) day of each month thereafter through May 1, 2005 ("Maturity"). Each of the first thirty-five (35) of such principal installments shall be in the amount derived by dividing the principal amount hereof outstanding on the Conversion Date by thirty-six (36). The thirty-sixth
(36th) and final installment shall be in the amount of the remaining principal balance of this Note at Maturity plus all accrued but unpaid interest hereon.

     Except as hereinafter provided in connection with a default, interest shall accrue on the outstanding principal balance hereof and on any past due interest through Maturity at the rate or rates per annum determined pursuant to the Loan Agreement, payable as provided therein, and shall be calculated as provided in the Loan Agreement.

     The rate of interest payable upon the indebtedness evidenced by this Note shall not at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma or federal laws to the extent they apply for loans of the type and character evidenced by this Note.

     All payments under this Note shall be made in legal tender of the United States of America or in other immediately available funds at the offices of the Agent at Bank of Oklahoma Tower, Seven East Second Street, Tulsa, Oklahoma 74172, and no credit shall be given for any payment received by check, draft or other instrument or item until such time as the Agent or the holder hereof shall have received credit therefor from the Agent's or the holder's collecting agent or, in the event no collecting agent is used, from the bank or other financial institution upon which said check, draft or other instrument or item is drawn. If any payment is due upon a Saturday or Sunday or upon any other day on which state or national banks in the State of Oklahoma are closed for business by virtue of a legal holiday for such banks, such payment shall be due and payable on the next succeeding Business Day, and interest shall accrue to such day.

     Prior to the Conversion Date, the Borrowers may borrow, repay and reborrow hereunder at any time and from time to time as provided in the Loan Agreement. From and after the Conversion Date, the Borrowers may prepay this
Note in whole or in part, subject to the prepayment limitations contained in the Loan Agreement; provided, however, that any partial prepayment shall be applied first to accrued interest, then to unpaid principal installments in the inverse order of maturity.

     From time to time the Borrowers and the Banks may agree to extend the maturity date of this Note or to renew this Note, in whole or in part, or a new note of different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions, and the holder, from time to time, may waive or surrender, either in whole or in part, any rights, guarantees, security interests, or liens given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrences shall in any manner affect, limit, modify or otherwise impair any rights, guarantees or security of the holder not specifically waived, released or surrendered in writing, nor shall the Borrowers or any guarantor, endorser or any other person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon; and such release shall not affect or discharge the liability of any other person who is or might be liable hereon.

     If any payment required by this Note to be made is not made within ten
(10) Business Days after the same shall become due and payable, or if any default occurs under the Loan Agreement, the Security Agreement or under the provisions of any mortgage, deed of trust, security agreement, assignment, pledge or other document or agreement which provides security for the indebtedness evidenced by this Note, the holder hereof may, at its option, without notice or demand, declare this Note in default and all indebtedness due and owing hereunder immediately due and payable. In the event of a default the entire unpaid balance shall be immediately due and payable, together with any past due interest at the rate of five percentage points (5%) per annum above the Applicable Prime Rate ("Default Rate"). The Borrowers and all endorsers, guarantors and sureties hereby severally waive protest, presentment, demand, and notice of protest and nonpayment in case this Note or any payment due hereunder is not paid when due; and they agree to any renewal of this Note or to any extension, acceleration or postponement of the time of payment, or any other indulgence, to any substituting, exchange or release of collateral and to the release of any party or person primarily or contingently liable hereon without prejudice to the holder and without notice to the Borrowers or any endorser, guarantor or surety. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Note, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable costs, expenses, including reasonable attorneys' and accountants' fees. In the event the Agent or Local Federal is the prevailing party, the Borrowers, and any guarantor, endorser, surety or any other person who is or may become liable hereon, will, on demand, pay all such costs and expenses.

     Upon the occurrence of any default hereunder, Local Federal shall have the right, immediately and without further action by it, to set off against this Note all money owed by Local Federal in any capacity, to each or any of the Borrowers, guarantor, endorser or any other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of each of the Borrowers to Local Federal all money owed by Local Federal in any capacity to each or any of the Borrowers; and Local Federal shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Local Federal subsequently thereto.

     This Note is issued pursuant to and subject to the terms of the Loan Agreement and is secured by the Collateral described in the Loan Agreement, which provides, among other things, for prepayment of this Note upon the occurrence of certain events and for limitations on advances which may be made hereunder. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma. Borrowers agree that all suits or proceedings arising from or related to this Note or the Loan Agreement may be litigated in courts, state or federal, sitting in the State of Oklahoma. In furtherance of this provision, Borrowers hereby waive any objection to such venue.

        [the remainder of this page left blank intentionally]

     Notwithstanding the single execution of this Note by the President of each of the Borrowers, each of the Borrowers is jointly and severally bound by the terms of this Note.


                             "Borrowers"

                             UNIT CORPORATION, a Delaware
                              corporation
                             UNIT DRILLING AND EXPLORATION
                              COMPANY, a Delaware corporation
                             MOUNTAIN FRONT PIPELINE COMPANY,
                              INC., an Oklahoma corporation
                             UNIT PETROLEUM COMPANY, an Oklahoma
                              corporation
                             UNIT DRILLING COMPANY, an Oklahoma
                              corporation
                             PETROLEUM SUPPLY COMPANY, an Oklahoma
                              corporation and
                             UNIT ENERGY CANADA INC., an Alberta, Canada
                              corporation


                             By________________________________________
                               John G. Nikkel, President of UNIT CORPORA-
                               TION, UNIT DRILLING AND EXPLORATION
                               COMPANY, MOUNTAIN FRONT PIPELINE
                               COMPANY, INC., UNIT PETROLEUM COM-
                               PANY, UNIT DRILLING COMPANY, PETRO-
                               LEUM SUPPLY COMPANY and UNIT ENERGY
                               CANADA INC.



Due: May 1, 2005
     (subject to conversion
     to Term Loan payout on
     the Conversion Date per
     Loan Agreement)

                          SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, dated effective as of April 30, 1998, is between and among UNIT DRILLING COMPANY, an Oklahoma corporation ("Unit") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association, BANKBOSTON, N.A., NATIONSBANK, N.A. and LOCAL FEDERAL BANK, FSB (collectively referred to herein as the "Banks") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, as Agent for the Banks (in such capacity, herein referred to as the "Agent").

     W I T N E S S E T H:

     WHEREAS, the Borrowers have entered into a Loan Agreement dated as of the date hereof (as the same may be amended or modified from time to time, referred to herein as the "Loan Agreement") with the Banks and the Agent pursuant to which the Banks have agreed to make loans and extend credit to the Borrowers, all as more particularly described in the Loan Agreement; and

     WHEREAS, ANB (as hereinafter defined) is no longer a part of the Bank group pursuant to the Loan Agreement and has been replaced by Local Federal Bank, FSB;

     WHEREAS, the Loan Agreement provides for the execution and delivery of a Security Agreement in the form of this Security Agreement as a restatement, modification, amendment and continuation of that certain Security Agreement dated as of August 3, 1995, as amended from time to time (collectively the "Prior Security Agreement") among Unit, as debtor, the Agent, certain of the Banks (other than Local Federal Bank, FSB) and American National Bank and Trust Company of Shawnee ("ANB");

     NOW, THEREFORE, for and in consideration of the loans and extension of credit described in the Loan Agreement and the mutual covenants and promises therein contained, the Banks, the Agent and Unit, agree as follows:


     1. Definitions. When used herein, unless the context shall otherwise require, the following terms shall have the following meanings:

     The terms "Default Rate", "Event of Default", "Indebtedness", "Notes" and all other terms used but not defined herein, shall have the meanings assigned thereto in the Loan Agreement.

     "Collateral" shall mean all property or rights in which a security interest is granted hereunder.

     "UCC" shall mean the Uniform Commercial Code in effect at the time in the State of Oklahoma or, if it is determined by a court of law that the Laws of another State or jurisdiction should be applied with respect to any of the Collateral, then the Uniform Commercial Code or similar Laws in effect at the time in the relevant State or jurisdiction with respect to that portion of the Collateral.

     2. Grant of Security Interest. As security for the payment of all Indebtedness, Unit hereby assigns, confirms and grants to the Agent, for the benefit of the Banks, a first and prior continuous and continuing security interest in, and assignment of, all of the following, whether now or hereafter existing or acquired (except as otherwise provided in the Loan Agreement or herein):

          (a) All of Unit's drilling rigs and related equipment, inventory, fixtures, parts, drill pipe, equipment, tools and supplies identified in
     Schedule 1 hereto or used or acquired in connection therewith together with all additions and accessions thereto and replacements or substitutions thereof, and all drilling rigs and related equipment acquired by Unit after the date hereof and reflected on its financial statements as fixed assets, and all related parts, drill pipe, equipment, tools and supplies, together with all accounts and general intangibles relating thereto or arising therefrom and all products and proceeds of and all additions and accessions thereto and replacements and substitutions therefor including without limitation insurance proceeds; and

          (b) All money, proceeds and collections arising from or by virtue of the sale, lease or other disposition of any part of the property described in Paragraph (a) above, and whatever else is received upon any exchange, collection or other disposition of any such property, including all guarantees and other security therefor, all right, title and interest of Unit in such property giving rise thereto, all insurance payable by reason of loss or damage to any thereof, and any and all replacements and substitutions therefor.

     3. Warranties. Unit warrants that except as otherwise expressly permitted in the Loan Agreement (including without limitation, the prior lien on Rig # 39 as described in Section 6.14(v) thereof: (i) no financing statement (other than any which may have been filed on behalf of the Agent or the Banks) covering any of the Collateral is on file in any public office; (ii) Unit is and will be the lawful owner of all of the Collateral, free of all liens and claims whatsoever, other than the security interest hereunder, with full power and authority to execute this Security Agreement and to perform its obligations hereunder, and to subject the Collateral to the security interest hereunder; and
(iii) all information with respect to the Collateral set forth on any schedule, certificate or other writing at any time heretofore or hereafter furnished by Unit or the Borrowers to the Agent or the Banks, is and will be true and correct in all material respects as of the date furnished.

     4. Use and Possession. As long as there exists no Event of Default, Unit may have possession of the Collateral and use the same in any lawful manner not inconsistent with this Security Agreement, with any applicable Law or regulation or with any policy of insurance on any of such Collateral.

     5. Location of Collateral. Unit hereby represents and warrants to the Agent and the Banks that the Collateral is located only in the States of Texas, Oklahoma and Louisiana and, to the extent contemplated by Section 6.22 of the Loan Agreement, in certain South American countries from time to time upon prior written notice thereof to the Agent (including such reasonable details pertaining thereto as is appropriate to permit Agent on behalf of the Banks to attempt to perfect its liens thereagainst in a reasonable manner acceptable to the Banks). Unit will not open or establish any warehouse not owned or established as of the date of this Security Agreement or locate any of the Collateral in any state or other location except as set forth above without obtaining the Majority Banks' prior written consent and executing such financing statements as the Agent and its counsel deem necessary to perfect its security interest therein. Unit shall immediately notify the Agent of the occurrence of any event causing loss or depreciation in value (except for ordinary wear and tear and loss or depreciation in value) of the Collateral and the amount of such loss or depreciation.

     6. Collateral Reports. Unit will from time to time, as the Agent may reasonably request, deliver to the Agent a schedule identifying any and all items of Collateral then owned by Unit. Nothing in this Section 6 shall be construed to authorize the sale, transfer, exchange or other disposition of any item of Collateral by Unit without the express written consent of the Banks.

     7. Covenants of Unit. Unit will (i) upon request of the Agent, execute such financing statements, lien entry forms and other documents (and pay the cost of filing or recording the same or this Security Agreement in all public offices deemed necessary or appropriate by the Agent and its counsel) and do such other acts, all as the Agent may from time to time reasonably request to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the payment of the Indebtedness; (ii) except as provided in Section 5 hereof, keep all Collateral only in the States of Oklahoma, Texas and Louisiana or in such other states or other location as shall be provided to the Agent at least fifteen (15) days prior to the location of any Collateral thereat, and which address shall be acceptable to the Agent; (iii) furnish the Agent such information concerning Unit and the Collateral as the Agent or the Banks may from time to time reasonably request; (iv) permit the Agent and the Banks and their agents and designees, all at their sole cost and risk, from time to time to inspect the Collateral and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of Unit with the exception of the portion thereof covered by an attorney-client privilege or constituting attorney work product, and will, upon reasonable request of the Agent or the Banks, deliver to the Agent all of such records and papers which pertain to the Collateral; (v) upon request of the Agent, stamp on Unit's records concerning the Collateral, a notation, in form satisfactory to the Agent, of the security interest of the Agent hereunder; (vi) not sell, lease, transfer or otherwise dispose of, assign or create or permit to exist any lien on or security interest in any Collateral to or in favor of anyone other than the Agent, except with the prior written consent of the Banks; (vii) to the extent possible, at all times keep all Collateral insured against loss, damage, theft and other risks, in such amounts, with such companies, under such policies and in such form, all as shall be reasonably satisfactory to the Banks, which policies shall provide that loss thereunder shall be payable to the Agent as its interest may appear, and such policies or certificates thereof shall, if the Agent so requests, be deposited with the Agent; (viii) keep all Collateral in good repair and practice preventive maintenance in accordance with industry standards thereon; (ix) if the Collateral is of a type normally used in more than one state, whether or not actually so used, Unit will immediately give written notice to the Agent of any change in the location of the chief executive office or the chief place of business of Unit, and of any transfer of any such Collateral in any jurisdiction other than the States of Oklahoma, Texas and Louisiana or as otherwise provided in Section 5 hereof; and (x) reimburse the Agent or the Banks for all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the Agent or the Banks in seeking to collect or enforce any rights in the Collateral and to collect the Notes and all other Indebtedness and to enforce its rights hereunder.

     8. Trade Names; Change of Name. Unit does not operate in any jurisdiction under, or in the preceding twelve (12) months has not operated in any jurisdiction under, any trade names, fictitious names or other names. Unit shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except new names established in accordance with the last sentence of this paragraph 8. Unit shall not assume or operate in any jurisdiction under any trade, fictitious or other name until (i) Unit shall have given to the Agent prior written notice of Unit's intention to do so, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Agent may reasonably request, and (ii) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Agent, to maintain the security interest of the Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

     9. Further Actions. Unit will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time assurances or instruments and take such further steps relating to the Collateral and rights covered by the security interest hereby granted, as the Agent may reasonably require and that are reasonably related to the Banks' rights hereunder.

     10. Remedies. Whenever an Event of Default shall exist hereunder or pursuant to the Loan Agreement or the Security Instruments, the Indebtedness, at the sole option of the Agent, shall be immediately due and payable, or not, as provided in the Loan Agreement, and the Agent may from time to time exercise any rights and remedies available to it hereunder, under the Loan Agreement or applicable law. Unit agrees, in case of an Event of Default and upon the request of the Agent, to assemble the Collateral, at Unit's expense, at a convenient place acceptable to the Agent. Without limiting the foregoing, upon the existence of an Event of Default the Agent may, to the fullest extent permitted by applicable law, without advertisement, hearing or process of law of any kind, (a) enter upon any premises where any of the Collateral may be located and take possession of and remove all or any such items, (b) sell any or all of the Collateral free of all rights and claims of Unit therein and thereto at any public or private sale, and (c) bid for and purchase any of the Collateral at any such sale. Unit hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Agent of any of its rights and remedies upon the existence of an Event of Default. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten (10) days before disposition, postage prepaid, addressed to Unit, at the address shown on the signature page or at any other address of Unit appearing on the records of the Agent or the Banks. Any proceeds of any of the Collateral may be applied by the Agent to the payment of expenses incurred in connection with enforcing its rights or remedies with respect to the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Agent toward the payment of such of the Indebtedness, and in such order of application as the Agent may from time to time elect.

     11. Waiver of Claims. Except as otherwise provided in this Security Agreement, UNIT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OR THE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH UNIT WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE (INCLUDING WITHOUT LIMITATION THE STATES OF OKLAHOMA AND TEXAS), and Unit further waives, to the fullest extent permitted by law:

          (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Agent's gross negligence or willful misconduct;

          (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent's rights hereunder; and

          (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and Unit, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Unit therein and thereto, and shall be a perpetual bar both at law and in equity against Unit and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon or any part thereof, from, through and under Unit.

     12. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Security Agreement, the Loan Agreement or the Security Instruments or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Indebtedness shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on Unit in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand. In the event that the Agent shall bring any suit to enforce any of its rights hereunder, then in such suit the prevailing party may recover reasonable expenses, including attorneys fees, and the amounts thereof shall be included in such judgment.

     13. Reimbursement of Agent. The Agent may from time to time, at its option, perform any agreement, obligation or covenant of Unit hereunder which Unit shall fail to perform, and take any other action which the Agent reasonably deems necessary for the maintenance or preservation of any of the Collateral or its interest therein, and Unit agrees to forthwith reimburse the Agent for all reasonable expenses of the Agent in connection with the foregoing, together with interest thereon at the Default Rate from the date of notice thereof to Unit until reimbursed by the Agent.

     14. Reasonable Care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Unit may request in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

     15. Reassignment of Property. Upon full and complete payment of all of the Indebtedness, together with all costs incurred in connection therewith, at the request and expense of Unit, the Agent on behalf of the Banks will make, execute and deliver a release of Agent's security interest and reassignment to Unit, of the personal properties assigned hereby and of the monies, revenues, proceeds, benefits and payments if any, which may be owing thereon, but without covenant or warranty, however, of any kind or character, express or implied, and with the provision that neither the Banks nor the Agent will be required or called upon to refund or account for any payments properly made to them or it which have been or may be properly applied to any of the Indebtedness.

     16. Notices. Any notice from the Agent or the Banks to Unit, if mailed, shall be deemed given when mailed, by certified or registered mail, postage prepaid, addressed to Unit at its address shown on the signature page hereto or at any other address of Unit appearing on the records of the Agent or the Banks or at such other address as Unit shall have provided to the Agent for such purpose at least ten (10) days before the action to be taken which is referred to in said notice. Any notice from Unit to the Agent or the Banks, if mailed, shall be deemed given when mailed, by certified or registered mail, postage prepaid, addressed to the Agent or the Banks at the address shown on the signature page hereto or at such other address as the Agent or the Banks shall have provided to Unit for such purpose.

     17. No Waiver. No delay on the part of the Agent or the Banks in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Banks of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     18. Amendments and Modifications. No amendment to, modification or waiver of, or consent with respect to any provision of this Security Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     19. Choice of Law. This Security Agreement has been delivered at Tulsa, Oklahoma, and shall be construed in accordance with and governed by the laws of the State of Oklahoma.

     20. Severability. Whenever possible each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

     21. Binding Effect. This Security Agreement shall be binding upon Unit and its respective successors and assigns, and shall inure to the benefit of the Agent, the Banks and their respective successors and assigns.

     22. Financing Statement. A carbon or photographic copy, or other reproduction, of this Security Agreement or of any financing statement prepared or filed with respect hereto is sufficient as a financing statement for all purposes.

     23. Prior Security Agreement. This Security Agreement continues in full force and effect the terms, provisions and liens and security interests (including the priorities) of the Prior Security Agreement in all respects, except only as expressly amended or modified hereby, and for all purposes and the security interests and liens therein granted are hereby ratified, confirmed and continued without interruption whatsoever.

     WAIVER OF JURY TRIAL. BORROWERS, BANKS AND AGENT FULLY, VOLUNTARILY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTE AND/OR THE SECURITY INSTRUMENTS. BORROWERS, BANKS AND AGENT AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, this Security Agreement has been duly executed and delivered in Tulsa, Oklahoma effective as of the day and year first above written.

                              "Borrower"

Address for Unit:             UNIT DRILLING COMPANY, an Oklahoma
                               corporation
7130 South Lewis
Tulsa, Oklahoma  74136        By___________________________________
                                John G. Nikkel, President

                              "Agent"

                              BANK OF OKLAHOMA, NATIONAL
Address:                       ASSOCIATION

P.O. Box 2300
Tulsa, OK  74192              By_________________________________
                                Pam Schloeder, Vice President


                              "Banks"

                              BANK OF OKLAHOMA, NATIONAL
Address:                       ASSOCIATION

P.O. Box 2300
Tulsa, OK 74192               By_________________________________
                                 Pam Schloeder, Vice President

                              BANKBOSTON, N.A.
Address:

P.O. Box 2016                 By___________________________________
100 Federal Street                Allison Rossi
Boston, MA  02110                 Title_______________________________

                              NATIONSBANK, N.A.
Address:

P.O. Box 2360                 By________________________________
Tulsa, OK  74101-2360            Glenn A. Elrod
                                 Senior Vice President

Address:                      LOCAL FEDERAL BANK, FSB

2250 East 73rd
Suite 625                     By____________________________________
Tulsa, Oklahoma 74136            Name: James N. Young, Jr.
                                 Title: Executive Vice-President